                                                                  EXHIBIT 10.30


[COMPANY NAME]                          Computer Associates International, Inc.
                                        One Computer Associates Plaza
                                        Islandia, NY II 788-7000
                                        (516) DIAL CAI (342-5224)
                                        FAX (516) DIAL FAX (342-5329)


                                November 28, 1995
VIA AIRBORNE

Mr. Gary Hammer
Wink Communications, Inc.
2061 Challenger Drive
Alameda, CA 94501

            RE: SUBLEASE AT 1001 MARINA VILLAGE PARKWAY

Dear Gary:

      I am enclosing one (1) original, fully executed Sublease Agreement for your records. I am also enclosing a copy of the letter to the Overlandlord in which I am requesting approval of the Sublease. I will advise you as soon as I receive the Overlandlord's consent.

      We look forward to having Wink Communications as our subtenant, and we wish you much success in the new space.

                                         Sincerely,


                                         /s/ Bonnie L. Roberman
                                         Bonnie L. Roberman
                                         Attorney

cc:   Walter Imperatore
      Kelly Angrisani

[COMPANY NAME]                           Computer Associates International, Inc.
                                         One Computer Associates Plaza
                                         Islandia, NY II 788-7000
                                         (516) DIAL CAI (342-5224)
                                         FAX (516) DIAL FAX (342-5329)


                                November 28, 1995

VIA AIRBORNE

Ms. Kathryn E. Luck
Alameda Real Estate Investments
1150 Marina Village Parkway
Suite 100
Alameda, CA 94501

                       RE: SUBLEASE TO WINK COMMUNICATIONS
                           1001 MARINA VILLAGE PARKWAY

Dear Kathryn:

      I am enclosing one (1) fully executed original of the above referenced Sublease which has been signed by Computer Associates and Wink Communications. You will note that this document is in substantially the same form as the previous CA subleases in the Marina Village area,

      If acceptable, kindly provide me with an executed Landlord's Consent to Sublease form. If you have any questions, I can be reached at (516) 342-2678.

                                         Sincerely,


                                         /s/ Bonnie L. Roberman
                                         Bonnie L. Roberman
                                         Attorney


cc:   Gary Hammer, Wink Communications
      Walter Imperatore
      Kelly Angrisani

                               SUBLEASE AGREEMENT

THIS SUBLEASE (the "Sublease") is entered into as of the date set forth in
Section 1.1(e) below, by and between the Sublandlord and the Subtenant set forth below.

                              W I T N E S S E T H;

      1. SUBLEASE SUMMARY AND DEFINITIONS

      1.1 The Sublease provisions and definitions set forth in this Section 1.1 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Sublease, the latter shall control.

(a)   Sublandlord's Name            COMPUTER ASSOCIATES
      and address:                  INTERNATIONAL, INC.
                                    1 Computer Associates Plaza
                                    Islandia, NY 11788-7000
                                    Attn: Senior Vice President - Facilities

(b)   Sublandlord's State of        Delaware
                                    Incorporation:

(c)   Subtenant's Name and          WINK COMMUNICATIONS, INC.
      address:                      2061 Challenger Drive
                                    Alameda, CA 94501
                                    Attn: Mr. Gary Hammer

(d)   Subtenant's State of
      Incorporation:                California

(e)   Sublease Date:                November 1995

(f)   Overlandlord's Name           Alameda Real Estate Investments
      and Address:

(g)   Overlease:                    Dated June 25, 1992 between Alameda Real
                                    Estate Investments and ASK Computer Systems,
                                    Inc. as amended by Amendment No. I dated
                                    July 31, 1993 and

                                    Amendment No. 2 dated November 30, 1993, and
                                    Amendment No. 3 dated December 1, 1994.

(h)   Unincorporated                Articles: 1) 2 (including 2A, 2B, 2C and
      provisions of the             2D), 3A) 3B(xiv), 4 (including. 4A, 4B, 4C,
      Overlease:                    4D 4EI 4F and 4G), 7B, 7C, 7D, 7F, 7G, 9,
                                    10 (including 10A, 10B, 10C, 10D and 10E),
                                    12, 16, 17, 21, 23, 25A, 25B, 25C, 25D, 31H,
                                    32, 36, 41, 43 and 45, as well as the 6th
                                    sentence of Subsection 31(B) with respect to
                                    the relationship between Sublandlord and
                                    Subtenant.

                                    Exhibits:   A, B, C

(i)   Building:                     1001 Marina Village Parkway
                                    Alameda, CA

      Premises:                     17,377 Rentable Square Feet comprising the
                                    entire first floor

(k)   Sublease                      February 1, 1996
      Commencement Date:

(1)   Sublease Expiration           January 31, 2000
      Date:

(m)   Base Rent:

                             Annual
                        Rent per rentable
Yearly Periods              square foot         Monthly Base Rent       Annual Base Rent
--------------          -----------------       -----------------       ----------------
2/l/96 - 7/31/96            $  N/A                $18,680.28              $       N/A
8/l/96 - 1/31/97            $  N/A                $22,372.89              $       N/A
2/l/97 - 1/31/98            $18.60                $26,934.35              $323,212.20
2/1/98 - 1/31/99            $19.20                $27,803.20              $333,638.40

2/l/99 - 1/31/00           $19.80                 $28,672.05              $344,064.60

(n)   Prepaid Base Rent to be
      applied to Subtenant's
      obligation to pay Base
      Rent at the commencement
      of the Sublease Terra:        $58,647.38

(o)   Operating Expenses:           See Section 13

(p)   Subtenant's                   24.32%, which share was determined by dividing the
      Proportionate Share:          73,241 Rentable Square Feet in the "Leased Space" (as
                                    defined in the Overlease) by the 17,377
                                    Rentable Square Feet in the Premises. To the
                                    extent that the Rentable Square Feet in the
                                    Leased Space is increased or decreased
                                    during the "Sublease Term" (as hereinafter
                                    defined), Tenant's Proportionate Share shall
                                    be adjusted to the quotient (expressed as a
                                    percentage) obtained when 17,377 is divided
                                    by the then Rental Square Feet in the Leased
                                    Space.

(q)   Security Deposit:             $58,647.38

(r)   Alterations:                  "As Is" - Subtenant is obligated to spend $30,409.75
                                    on tenant improvements in the Premises on or before
                                    April 30, 1996, such work to -be performed pursuant
                                    to provisions of Article 14 hereof. Subtenant shall
                                    present Sublandlord with proof of such improvements
                                    no later than May 30, 1996.

(s)   Brokers:                      For Sublandlord:  Blickman Turkus
                                    For Subtenant:    Cushman & Wakefield

(t)   Parking:                      As per Overlease - 3.5 spaces per thousand square
                                    feet.

      2. SUBLEASE GRANT

      2.1 By lease (hereinafter referred to as the 'Overlease") described above, the Overlandlord leased to Sublandlord certain space (hereinafter called the "Leased Space") in the Building in accordance with the terms of the Overlease. A true, correct and complete copy of the Overlease and all amendments or modifications thereto is annexed hereto as EXHIBIT A.

      2.2 In consideration of the obligation of Subtenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord, upon and subject to the provisions of this Sublease and the Overlease, the rentable area as set forth in SECTION 1.1 herein (comprising a portion of the Leased Space) and as shown hatched on EXHIBIT B a annexed hereto and made a part hereof (hereinafter called the "Premises"). Sublandlord hereby grants to Subtenant the right to use in common with other tenants of the "Building" (as defined in the Overlease), the "Common Areas" (as defined in the Overlease), and the "Outside Areas" (as defined in the Overlease) as such rights are granted to Sublandlord under the terms of the Overlease. This Sublease is made subject to the terms and conditions of the Overlease.

      3. SUBLEASE TERM

      3.1 Subject to the other provisions hereof, this Sublease shall continue in full force and effect for a primary term beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date as defined above. Such term, as it may be extended or modified only by written agreement of the parties, is herein called the "Sublease Term."

      3.2 Possession of the Premises shall be delivered to Subtenant no later than three (3) days after the last to occur of- (a) the execution of this Sublease by the parties; and (b) the consent to this Sublease by Overlandlord as provided in Section 9 hereof. During any such period of possession prior to the commencement of the "Sublease Term" (as defined in Section 3 hereof), Subtenant shall have no obligation to pay "Base Rent" (as defined in Section 4 hereof); provided, however, Subtenant shall reimburse Sublandlord for "Subtenant's Proportionate Share" (as defined in Section 1.1[p] hereof) of the "Operating Expenses" and "Property Taxes" (as those terms are defined in Section 13.1 hereof) paid by Sublandlord under the Overlease with respect to that period of possession prior to the Sublease Tenn.

      4. RENT; SECURITY DEPOSIT

      4.1 Subtenant, in consideration of this Sublease agrees to pay to Sublandlord as rent ("Base Rent") the amounts set forth in SECTION 1.1 hereof. Base Rent is payable in advance and without demand, at Sublandlord's office (or such other location as Sublandlord shall designate) by check in equal monthly installments, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever, except as herein provided. Subtenant's failure to receive an invoice from Sublandlord for the rent shall not-relieve Subtenant from its obligation of timely payment hereunder.

      4.2 As used in this Sublease, "Rent" shall mean the Base Rent, Subtenant's "Share of Expenses" to be reimbursed pursuant to Section 13, and all other monetary obligations provided for in this Sublease to be paid by Subtenant, an of which constitute rental in consideration for this Sublease.

      4.3 In the event the Rent is not paid when due as aforesaid,. interest shall accrue thereon at the lesser of twenty-one percent (21%) per annum or the maximum rate permitted by law. In addition, if the Rent is not paid by the tenth day of any given month, Subtenant shall pay as a penalty to Sublandlord an additional amount equal to five percent (5%) of the Rent due, but not less than One Hundred Dollars ($100.00).

      4.4 The Security Deposit shall be held by Sublandlord as a fund from which to cure any defaults of Subtenant hereunder and to reimburse Sublandlord for any expenses incurred as a result of Subtenant's failure to perform hereunder. To the extent that Sublandlord draws upon the Security Deposit during the Sublease Term, Subtenant, upon receipt of Sublandlord's request, shall deposit sufficient funds with Sublandlord to replenish the Security Deposit so that Security Deposit is fully funded in the amount initially deposited. In holding the Security Deposit, Sublandlord is not Subtenant's fiduciary, Sublandlord may commingle the Security Deposit with its funds and Sublandlord shall have no obligation to pay Subtenant any interest thereon. At the end of the Sublease Term and upon the surrender of the Premises as provided in this Sublease, so long as Subtenant is not in default hereunder or otherwise in debt to Sublandlord, the Security Deposit (or the remaining balance thereof) shall be returned to Subtenant.

      5. ASSIGNMENT OR UNDERLETTING

      5.1 Subtenant shall not (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any desk space therein to be occupied by any person(s) other than employees of Sub tenant, without first obtaining:

            (a) Overlandlord's consent and all other required consents to such assignment or subletting as set forth in and pursuant to the Overlease, and

            (b) Sublandlord's consent.

      5.2 Notwithstanding anything hereinbefore contained in Section 5.1 hereof, in the event Subtenant desires Sublandlord's consent to an assignment of this Sublease or an underletting of all of the Premises, if consent to such transfer is required, Subtenant by notice in writing (a) shall notify Sublandlord of the name of 'the proposed assignee or undertenant, furnish such information as to the proposed assignee's or undertenant's financial responsibility and standing as Sublandlord may reasonably require, and advise

Sublandlord of the covenants, agreements, terms, provisions and conditions contained in the proposed assignment or underlease and (b) shall offer to vacate the Premises and to surrender the same to Sublandlord as of a date (hereafter called the "Surrender Date") specified in said offer which shall be the last day of any calendar month during the term hereof, provided. however, that the Surrender Date shall be the effective date of the proposed assignment or the commencement date of the term of the proposed underlease. If Sublandlord accepts such offer, Subtenant shall surrender to Sublandlord, effective as of the Surrender Date, all Subtenant's right, title and interest in and to the entire Premises. If the Premises be so surrendered by Subtenant, this Sublease shall be canceled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full terra of this Sublease, and Subtenant shall not be obligated for any costs which accrue after the Surrender Date unless such costs are caused by Subtenant's acts.

      5.3 In the event Sublandlord does not accept such offer of Subtenant referred to in Section 5.2 hereof, Sublandlord covenants not to unreasonably withhold, condition or delay its consent to such proposed assignment or undertaking, by Subtenant of the Premises to the proposed assignee or undertenant on said covenants, agreements, terms, provisions and conditions set forth in notice to Sublandlord referred to in clause (a) of the first sentence of Section 5.2 hereof; provided, however, that Sublandlord shall not in any event be obligated to consent to any such proposed assignment or underletting unless:

            (a) the proposed assignee or undertenant is of a financial standing and is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building;

            (b) the proposed assignee or undertenant is a reputable party;

            (c) Sublandlord shall have the right, upon prior written notice to Subtenant, to require Subtenant thereafter to pay to Sublandlord a sum equal to: (i) one half of any rent or other consideration paid to Subtenant by any undertenant which is in excess of the fixed annual rent and additional rent then being paid by Subtenant to Sublandlord pursuant to the terms of this Sublease; and (ii) one half of any other profit or gain realized by Subtenant (excluding profit made in connection with the sale of a business, e.g. goodwill) from any such assignment or underletting in connection with any underletting; all sums payable hereunder by Subtenant shall be paid to Sublandlord on a monthly basis as additional rent and, if requested by Sublandlord, Subtenant shall promptly enter into a written agreement with Sublandlord setting forth the amount of additional rent to be paid to Sublandlord pursuant to this Section;

            (d) there shall be no default by Subtenant under any of the terms, covenants and conditions of this Sublease beyond applicable cure periods at the time that Sublandlord's consent to any such assignment or underletting is requested and on the effective date of the assignment or the proposed underlease;

            (e) the proposed assignee or undertenant shall not be (i) a government or any subdivision of agency thereof, (ii) a school, college, university or education institution of any type, whether for profit or non-profit, (iii) a direct competitor of Sublandlord or (iv) an employment or recruitment agency;

            (f) such proposed underletting will result in there being no more than one (1) occupant of the Premises including Subtenant;

            (g) Subtenant shall reimburse Sublandlord for any reasonable expenses incurred in connection with the proposed assignment or underleage, including gall costs associated with the granting of consent.

      5.4 Subtenant may, without Sublandlord's consent and without participation by Sublandlord in the assignment proceeds, assign its interest in this Sublease to: (a) an "Affiliate" (as hereinafter defined); (b) a successor corporation related to Subtenant by merger, consolidation, non-bankruptcy reorganization or government action or engage in a merger, consolidation on other reorganization of Subtenant; or (c) a purchaser of substantially all of Subtenant's assets related to the business being operated at the Premises, so long as the Affiliate and Subtenant combined under (a), the successor or the entity which continues as the Subtenant under (b), or the purchaser under (c) has a net worth equal to or -greater than the net worth of Subtenant on the date of the Sublease; provided in all such instances that the transferee assumes the obligations of the Subtenant in a writing delivered to Sublandlord and provided further that the transferor remains liable as a primary obligor for the obligations of Subtenant under this Sublease (excluding a transferor corporation which does not survive a merger or other reorganization). For the purpose of this Section 5.4, an "Affiliate" is a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Subtenant. For the purpose of the foregoing definition, the term "control" means the ownership of fifty percent (50%) or more of the beneficial interest or voting power of the appropriate entity.

      6. TERMS OF THE OVERLEASE

      6.1 All of the terms and conditions of the Overlease, except for those referenced in Section 1.1(h) hereof, are incorporated and made a part of this Sublease; provided, however, all references in such 'incorporated provisions to "Landlord," Tenant," "Lease" and "Premises" shall refer to Sublandlord, Subtenant, this Sublease and the Premises, respectively. To the extent that such provisions of the Overlease incorporated into this Sublease conflict with any other provisions of d-this Sublease (namely those set out in the text of this' Sublease), the provisions set out in the text of this Sublease shall control.

      6.2 In the event that the Overlease terminates for any reason whatsoever, this Sublease shall terminate concurrently therewith. Upon termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once 'Surrender and deliver up the Premises in the same condition as existed after the completion of Subtenant's work contemplated by Section 1.1(r), reasonable wear and tear excepted. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, all obligations of the parties which have accrued and remain unsatisfied shall survive such termination.

      6.3 Subtenant shall be bound by and subject to all of the restrictions imposed upon Sublandlord as the tenant under the Overlease and Subtenant shall not violate any of the provisions of the Overlease.

      6.4 This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease the rights under the Sublease or in any other way materially adversely affect Subtenant.

      6.5 This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect. such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions to any of the foregoing. This Section 6.5 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.

      7. CONDITION OF PREMISES

      7.1 Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is," (unless otherwise provided in Section 14 herein) with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Premises -for Subtenant's occupancy thereof. Any work performed by Subtenant shall be in accordance with the terms of the Overlease and Section 14 herein.

      8. USE OF PREMISES

      8.1. Subtenant agrees to use the Premises as executive, administrative and general office use.

      9. CONSENT OF OVERLANDLORD

      9.1 This Sublease is conditioned upon the consent thereto by Overlandlord, which consent shall be evidenced by Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes. Sublandlord shall be solely responsible for any fees or charges imposed by the Overlandlord in connection with the obtaining of such consent. Provided Overlandlord's consent does not materially affect the terms of this Sublease, Subtenant shall immediately execute any documents requested by Overlandlord in order to obtain Overlandlord's approval. Sublandlord shall use its reasonable efforts to obtain Overlandlord's consent to this. Sublease. In the event that such consent of Overlandlord is not received by December 21, 1995, either party hereto shall have the right to terminate this Sublease by written notice given to the other party hereto, which notice shall be effective upon receipt; provided, however, in the event that Sublandlord delivers such consent of Overlandlord within five (5) days of Sublandlord's receipt of such termination notice from Subtenant, such termination notice shall be void and this Sublease shall remain in full force and effect. In connection with Sublandlord's request to Overlandlord for Overlandlord's consent to this Sublease, Subtenant agrees to cooperate to the greatest extent reasonably possible, which cooperation shall include, but shall not be limited to, providing Subtenant's financial information with all reasonable dispatch. Subtenant agrees that it is the intention of the parties that the request for Overlandlord's consent to this Sublease is to be made unfettered by any other issue and Subtenant agrees not to raise any other issue that might require Overlandlord's consideration until Overlandlord has consented to this Sublease.

      9.2 Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sublease and, in the event that Overlandlord notifies Sublandlord that Overlandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by 0verlandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

      9.3 Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary 'or unreasonable.

      10. DEFAULT

      10.1 Subtenant acknowledges that certain services to be rendered to the Premises are to be rendered by Overlandlord under the Overlease. Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease exists, then and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord, and Sublandlord agrees that it will, at Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

      10.2 Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, for the benefit of both Sublandlord and Overlandlord, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord under the Overlease and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter that the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant-under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the-Premises from Overlandlord or from any governmental authorities. Sublandlord and Subtenant each agree to indemnify and hold the other harmless from and against all claims, penalties and expenses, including reasonable attorneys' fees, based upon any uncured default by such party during the term hereof and its performance of those terms, covenants and provisions of the Overlease which are or shall be applicable to such party.

      10.3 Subtenant acknowledges that upon breach of any provisions of this Sublease by Subtenant, any rights or options granted to Subtenant under this Sublease or the Overlease relating to expansion, renewal, or any other equity option, shall immediately terminate and shall not be exercisable for the remainder of the Sublease term. If and whenever there shall occur any event of default of this Sublease, beyond any applicable cure period, Sublandlord may, at Sublandlord's option, in addition to any other remedy or right given under the Overlease or by law or equity, do any one or more of the following:.

            (a) Terminate this Sublease without notice to Subtenant, in which Subtenant shall immediately surrender possession of the Premises to Sublandlord;

            (b) Terminate Subtenant's right to possession of the Premises under this Sublease without terminating the Sublease itself, by written notice to Subtenant in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord

            (c) Enter upon and take possession of the Premises and expel or remove Subtenant and any other occupant therefrom, with or without having terminated this Sublease;

            (d) Alter locks and other security devices at the Premises with or without having terminated this Sublease or Subtenant's right to possession under the Sublease;

            (e) Enter upon the Premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any direct or indirect expenses which Sublandlord or Overlandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such action;

            (f) Accelerate all rental payments due under the Sublease for the. remainder of the Sublease Term. Sublandlord shall use reasonable diligence to relet the Premises after such default by Subtenant, and the net proceeds of such reletting (after deducting reasonable expenses) shall be credited against the amount due under the Sublease.

      10.4 It is hereby expressly stipulated by Sublandlord and Subtenant that any of the above listed actions including, without limitation, termination of this Sublease, termination of Subtenant's right to possession, and re-entry by Sublandlord, will not affect the obligations of Subtenant for the unexpired Sublease Term, including the obligations to pay unaccrued monthly rentals and other charges provided in this Sublease for the remaining portion of the Sublease Term. If an event of default occurs, and is not cured within -the applicable cure period, if any, Sublandlord is entitled and is hereby authorized, without notice to Subtenant, to enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Subtenant, and its officers, principals, agents, employees, and representatives therefrom. In the event that Sublandlord has either terminated Subtenant's right to possession of the Premises pursuant to the foregoing provisions of this Sublease, or has terminated the Sublease by reason of Subtenant's default,

Sublandlord shall not thereafter be obligated to provide Subtenant with a key to the Premises at any time; provided, however, that in any such instance, during Sublandlord's normal business hours and at the convenience of Sublandlord, and upon the written request of Subtenant accompanied by such written waiver and releases as the Sublandlord may require, Sublandlord will escort Subtenant or its, authorized personnel to the Premises to retrieve any personal belongings or other property of Subtenant. If Sublandlord elects to exclude Sub tenant from the Premises without permanently repossessing the Premises or terminating the Sublease pursuant to the foregoing provisions of this Sublease, the Sublandlord (at any time prior to actual permanent repossession or termination) shall not be obligated to provide Subtenant a key to re-enter the Premises until such time as all delinquent rental and other amounts due under this Sublease have been paid in full (and all other defaults, if any, have been completely cured to Sublandlord's satisfaction), and Sublandlord has been given assurance reasonably satisfactory to Sublandlord evidencing Subtenant's ability to satisfy its remaining obligations under this Sublease. During any such temporary period of exclusion, Sublandlord will, during Sublandlord's regular business hours, and at Sublandlord's convenience, upon written request by Subtenant accompanied by such waivers and releases as the Sublandlord may require, escort Subtenant or its authorized personnel to the Premises to retrieve personal belongings of Subtenant or its employees. This remedy of Sublandlord shall be in addition to, and not in lieu of, any of its other remedies set forth in this Sublease, the Overlease, or otherwise available to Sublandlord at law or in equity.

      10.5 Exercise by Sublandlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance or surrender of the Premises by Subtenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Sublandlord and Subtenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Sublandlord over the property of Subtenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Subtenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Subtenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Subtenant 'agrees that any re-entry by Sublandlord may be pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings without the necessity for any legal proceedings, as Sublandlord may elect, and Sublandlord shall not be liable in trespass or otherwise.

      10.6 Neither Subtenant nor Sublandlord shall be liable for consequential damages caused by such party's default under this Sublease.

      11. SUBLANDLORD REPRESENTATION

      11.1 Sublandlord represents (a) that it is the sole holder of the interest of the tenant under the Overlease and Sublandlord possesses fun power and authority to enter into this Sublease (subject to obtaining the consent of Overlandlord) and (b) that the Overlease is in full force and effect.

      12. BROKERS

      12.1 Each party (in this Section 12.1, the "Indemnitor") covenants, represents and warrants to the other party (in this Section 12.1, the "Indemnitee") that Indemnitor has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than those set forth, in SECTION 1.1 hereof, and Indemnitor covenants and agrees to pay, hold harmless and indemnify Indemnitee from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than such brokers with respect to this Sublease or the negotiation thereof based on dealings or communications with Indemnitor.

      13. OPERATING EXPENSES/TAXES

      13.1 During the first eleven (11) months of the Sublease Term consisting of the period from February 1, 1996, through and including December 31, 1996, Subtenant shall have no separate obligation to reimburse Sublandlord for any portion of the "Operating Expenses" (as defined in the Overlease) or "Property Taxes" (as defined in the Overlease) as the Base Rent during that period includes a component for such charges. The parties hereby estimate that the component charge for Operating Expenses and Property Taxes is $.65 per square foot. At the expiration of the 1996 calendar year (the "Base Year"), Sublandlord shall provide Subtenant with a statement of the Operating Expenses and Property Taxes paid by Sublandlord under the Overlease during the Base Year.

      13.2 As used in this Sublease, the term "Calendar Year" means each period of January 1st through the following December 31st after the Base Year. Commencing with the first Calendar Year after the Base Year and continuing each Calendar Year thereafter, Subtenant shall reimburse Sublandlord for "Subtenant's Proportionate Share" (as that term is defined in Section 1.1[p] hereof) of that portion of the aggregate Operating Expenses and Property Taxes paid by Sublandlord (as tenant) to Overlandlord for that particular Calendar Year that exceeds the aggregate Operating Expenses and Property Taxes paid by Sublandlord (as tenant) to Overlandlord during the Base Year, which amount to be reimbursed to Sublandlord by Subtenant is hereinafter referred to as "Subtenant's Share of Expenses.

      13.3 Subtenant's Share of Expenses shall be paid to Sublandlord in equal monthly installments paid at the same time as Base Rent is paid on the basis of Sublandlord's reasonable estimate of Subtenant's Share of Expenses for each Calendar Year. Following the end of each Calendar Year, Sublandlord shall deliver reasonable proof of the Operating Expenses and Property Taxes paid to Overlandlord by Sublandlord as the tenant under the Overlease during that Calendar Year and the calculation of Subtenant's Share of Expenses for the Calendar Year in question. In the event that such statement shows that Subtenant has underpaid the amount due as Subtenant's Share of Expenses, Subtenant shall promptly pay the deficiency to Sublandlord; if the statement shows that Subtenant has overpaid the amount due as Subtenant's Share of Expenses, the overpayment amount shall be credited against the next due monthly installments thereof to be made by Subtenant, except, at the end of the Sublease Term, the overpayment amount shall be refunded to Subtenant promptly.

      13.4 If Subtenant notifies Sublandlord of any failure by Overlandlord to perform or observe Overlandlord's obligations under the Overlease, as such obligations relate to the Premises demised under the Sublease and areas appurtenant their etc., Sublandlord shall make demand upon the Overlandlord so to perform and observe the obligations and shall thereafter take such action as may be reasonably be required to enforce the provisions of the Overlease.

      13.5 Under the terms of the Overlease, Overlandlord is obligated to furnish the Premises with electricity for lighting and the operation of normal desk-top office machines, heat, ventilating and air conditioning, elevator service, lighting replacement for building standard fixtures, rest room supplies, window washing with reasonable frequency, and daily janitor service on normal business days. Sublandlord shall not be responsible for providing any such services to Subtenant. Normal Business days for the Building shall include Monday through Friday excluding the following holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and other national legal holidays. Overlandlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved by abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services, or
(iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises. Subtenant shall reimburse Overlandlord for the cost of providing heat, air conditioning and utility services in excess of that required for normal office use or during other than usual business hours for the Building of 8:00 a.m. to 6:00 p.m. as well as the cost of providing power for other than normal desk-top office equipment. In the event of any interruption in services to Subtenant during the Sublease Term, Subtenant shall be entitled to the same remedies as are available to Sublandlord as Tenant under the Overlease.

      13.6 Except for damages caused by Subtenant, its agents or invitees, and subject to the provisions of the Overlease, under the terms of the Overlease, Overlandlord is obligated to keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to subtenants. Subtenant expressly waives the benefits of any statute which would otherwise afford Subtenant the right to make repairs at Overlandlord's or Sublandlord's expense or to terminate this Sublease because of Overlandlord's failure to keep the Premises or the Building in good order, condition, and repair.

      13.7 Omitted.

      13.8 Subtenant shall not, without Overlandlord's prior consent, make any alterations, improvements, or additions in or about the Premises. In requesting Overlandlord's consent, Subtenant shall submit to Overlandlord complete drawings, and specifications describing such work and the identity of the proposed contractor. As a condition to giving such consent, Overlandlord may, among other things, require that Subtenant remove any tion-office use alterations, improvements or additions that Subtenant may install including, for example, kitchens, computer rooms and specially improved file rooms at the expiration of the term which would, if left, require unusual and unreasonable expense to be incurred to readapt the space for normal office use and restore the Premises to their prior condition. Overlandlord shall have the right at any time and from time to time to post and maintain on the Premises such. notices as Overlandlord reasonably deems necessary to protect the Premises, Overlandlord and Sublandlord from mechanics' liens or. any other liens. In any event, Subtenant shall pay when due all claims for labor or materials furnished to -or for Subtenant at or for use in the Premises to the extent such payments are due and owing. Subtenant shall not permit any mechanics' liens to be levied against the Premises for any labor or materials furnished to Subtenant or claimed to have been furnished to Subtenant or to Subtenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Subtenant or shall remove such liens of record by bonding against same within fifteen (15) days after the filing of the liens. AR alterations, improvements, or additions in or about the Premises performed by or on behalf of Subtenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of the leasehold improvements in the Premises, and shall be completed in compliance with all applicable laws, ordinances, regulations, and orders of any governmental -authority having jurisdiction there over, as well as the requirements of insurers of the Premises and the Building. Upon Overlandlord's request, Subtenant shall remove any contractor, subcontractor, or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or the Marina Village Project, or damage to the Premises, Building or Project. Unless Overlandlord requires their removal as set forth above, all alterations, improvements or additions which may be made on the Premises shall become the property of Overlandlord and remain upon and be surrendered with the Premises at the expiration of the term; provided, however, that Subtenant's machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage-to the Premises, shall remain the property of Subtenant and may be removed by Subtenant provided further Subtenant shall be responsible for repairing all damage to the Premises caused by such removal.

      13.9 To the extent that Sublandlord incurs any obligation to pay Overlandlord of Additional Rent" pursuant to Section 12 of the Overlease during the Sublease Term, Subtenant shall reimburse Sublandlord for Subtenant's Proportionate Share thereof upon receipt of Sublandlord's request therefor, which request shall be accompanied by reasonable evidence of Sublandlord's payment (or obligation to pay) such "Additional Rent" pursuant to the Overlease.

      14. ALTERATIONS

      14.1 In the event Subtenant is permitted to perform alterations in the Premises pursuant to Section 13.8 hereof, Subtenant shall make no changes, alterations, additions, improvements or decorations in, to or about the Premises without submitting detailed plans and construction schedules to Sublandlord and receiving Sublandlord's prior written consent to such plans. Subtenant shall make no changes, alterations, additional improvements or decorations which would result in Overlandlord charging Sublandlord for the cost of same, including any removal costs associated therewith and, if Subtenant makes any such changes, alterations, additions or improvements, Subtenant shall comply with all laws and regulations relating to such construction including, but not limited to, receipt of certificates of occupancy, permits and ADA requirements, and shall be responsible for all costs associated therewith. Sublandlord may impose reasonable guidelines as may be necessary to protect its occupancy and rights provided in the Overlease, including placing reasonable restrictions on times when certain types of work may be performed in order to prevent undue intrusion and noise to Sublandlord or other tenants in the Leased Space.. Subtenant shall also be required to obtain such approval from Overlandlord, and Sublandlord's consent shall not constitute the consent of Overlandlord.

      15. QUIET ENJOYMENT

      15.1 So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder,' Sublandlord shall assure that Subtenant shall peacefully and quietly have, hold and enjoy the Premises, and any other areas to which Sublandlord has rights under the Overlease, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

      15.2 In the event Subtenant does not completely vacate the Premises by the Sublease Expiration Date or earlier termination of this Sublease, Subtenant shall indemnify and hold harmless Sublandlord in respect of any and all holdover charges or penalties imposed under the Overlease upon Sublandlord in respect of the entire Leased Space. -in this regard, Subtenant shall, if requested by Sublandlord, in Sublandlord's sole discretion, defend Sublandlord against any action or proceeding brought against Sublandlord which arises out of said holdover.

      16. DAMAGE AND DESTRUCTION

      16.1 In the event that the Overlease terminates as a result of the damage or destruction of the Building, this Sublease shall terminate concurrently therewith. In the event that the Building is damaged such that the Overlease is not terminated but Subtenant is prevented thereby from using the Premises in the manner contemplated at the time that this Sublease is made, Subtenant shall have the right to terminate this Sublease if such damage and destruction is not repaired within one hundred eighty (180) days of the date of such damage and destruction. No such notice of termination by Subtenant shall be effective unless accompanied by the applicable "Termination Fee." The Termination Fee represents (a) the unamortized rent abatement given to Subtenant at the commencement of the Sublease Term as an inducement to enter into this Sublease, and (b) the unamortized real estate brokerage fee paid by Sublandlord with respect to this Sublease. The applicable Termination Fee shall be the principal balance shown on the Amortization Schedule that is Exhibit C, annexed hereto and incorporated herein, for the month in which such termination notice is given. The termination notice given by Subtenant shall be effective upon receipt by Sublandlord so long as such notice is accompanied by the full and unconditional payment of the Termination Fee.

      17. NO WAIVER

      17.1 The failure of either party to seek redress for violation of Sublandlord to insist upon the strict performance of, or to insist upon the strict performance of any covenant or condition of this Sublease or of any of the Rules and Regulations set forth or hereafter adopted by Sublandlord, shall not prevent a subsequent act which would have originally constituted a violation -from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach on any covenant of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated base rent, additional rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such base rent, additional rent or other charge, or pursue. any other remedy in this Sublease provided. No act or thing done by Sublandlord or Sublandlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing signed by Sublandlord. No employee of Sublandlord of Sublandlord's agent shall have any power to accept the keys of the Premises prior to the expiration of the Sublease and the delivery of keys to any such agent or employee shall not operate as a termination of the Sublease or a surrender of the Premises.

      18. NOTICES

      18.1 Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by: (a) express courier, overnight or better service that requires a signatures as a condition of delivery (such as Federal Express); or (b) mailing the same by registered or certified mail, return receipt requested addressed to the address and person designated in Section 1.1(a) and (c) herein.

      18.2 Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, upon receipt or attempted delivery if delivery is refused or is not possible.

      19. MISCELLANEOUS

      19.1 This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      19.2 This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This Section 19.2 shall not be deemed to modify the provisions of Section 9 hereof.

      19.3 This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

      19.4 This Sublease shall inure to the benefit of all the parties hereto, their successors and (subject to the provisions hereof) their assigns.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals of the day and year first above written.

ATTEST:                             COMPUTER ASSOCIATES
                                        INTERNATIONAL, INC., Sublandlord
                                    One Computer Associates Plaza
                                    Islandia, NY 11788-7000

By: /s/ Bonnie L. Roberman          By:    /s/ Abraham Pomanski
    ---------------------------            -------------------------------------
                                    Title: Senior Vice President

ATTEST:                             WINK COMMUNICATIONS, INC., Subtenant
                                    2061 Challenger Drive
                                    Alameda, CA 94501

By: /s/ Eric E. Del Sesto           By:    /s/ Gary L. Hammer
    ---------------------------            -------------------------------------
                                    Title: Vice President, Business Development

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
1.    Parties.....................................................................1
2.    Demise of Premises..........................................................1
3.    Lease Term and Definitions..................................................1
      A.    Lease Term............................................................1
      B.    Definitions...........................................................1
4.    Rent........................................................................3
      A.    Payment of Rent.......................................................3
      B.    Schedule of Base Monthly Rent.........................................3
      C.    Rental Abatement......................................................3
      D.    Late Charge...........................................................3
      E.    Additional Rent.......................................................3
      F.    Operating Expenses....................................................4
      G.    Place of Payment......................................................6
5.    Security Deposit............................................................6
6.    Use of Premises.............................................................6
7.    Taxes and Assessments.......................................................6
      A.    Tenant's Property.....................................................6
      B.    Payment of Property Taxes.............................................6
      C.    Property Taxes Defined................................................7
      D.    Assessments...........................................................7
      E.    Other Taxes...........................................................7
      F.    Tenant's Right to Contest.............................................7
      G.    Reduction in Property Taxes...........................................8
8.    Insurance...................................................................8
      A.    Waiver and Indemnity..................................................8
      B.    Tenant's Liability Insurance..........................................8
      C.    Landlord's Liability Insurance........................................8
      D.    Fire and All Risk Insurance...........................................9
      E.    Release of Landlord...................................................9
      F.    Mutual Waiver of Subrogation.........................................10
9.    Utilities..................................................................10
10.   Repairs and Maintenance....................................................10
      A.    Tenant's Responsibilities............................................10
      B.    Landlord's Responsibilities..........................................11
      C.    Warranties...........................................................11
      D.    Condition on Delivery................................................11
      E.    Limitation on Repair Obligation of Landlord..........................11
11.   Outside Areas..............................................................11
12.   Amortization of Certain Improvements as Additional Rent....................12
13.   Alterations................................................................12
      A.    Trade Fixtures.......................................................12
      B.    Alterations..........................................................12
      C.    Lien Waiver..........................................................13
      D.    Legally Required Alterations.........................................14
14.   Intentionally Omitted......................................................14
15.   Default....................................................................14
      A.    Events of Tenant's Default...........................................14
      B.    Remedies.............................................................15
16.   Destruction................................................................16
      A.    Landlord's Duty to Restore...........................................16
      B.    Landlord's Right to Terminate........................................16
      C.    Tenant's Right to Terminate..........................................17
      D.    Abatement of Rent....................................................17
17.   Condemnation...............................................................18
      A.    Definition of Terms..................................................18
      B.    Rights...............................................................18
      C.    Total Taking.........................................................18
      D.    Partial Taking.......................................................18

      E.    Temporary Taking.....................................................18
18.   Mechanics' Liens...........................................................18
19.   Inspection of the Premises.................................................19
20.   Compliance with Laws.......................................................19
      A.    Obligation of Tenant.................................................19
      B.    Right to Contest.....................................................19
21.   Subordination..............................................................19
22.   Holding Over...............................................................20
23.   Notices....................................................................20
24.   Attorneys' Fees............................................................20
25.   Nonassignment..............................................................20
      A.    Consent Required.....................................................20
      B.    Notice Required......................................................22
      C.    Landlord's Right to Share in Net Subrent Profit......................22
      D.    Exempt Transfers.....................................................23
26.   Successors.................................................................23

                                TABLE OF CONTENTS
                                   (continued)

                                                                                 Page
                                                                                 ----
27.   Lender Protection..........................................................23
28.   Estopel Certificates and Financial Statements..............................23
29.   Surrender of Lease Not Merger..............................................23
30.   Waiver.....................................................................23
31.   General....................................................................23
      A.    Captions.............................................................23
      B.    Landlord Defined.....................................................23
      C.    Time.................................................................24
      D.    Severability Governing Law...........................................24
      E.    Joint and Several Liability..........................................25
      F.    Exhibits.............................................................25
      G.    Miscellaneous........................................................25
      H.    Survival.............................................................25
32.   Signs......................................................................25
33.   Interest on Past Due Obligation............................................25
34.   Surrender of the Premises..................................................25
35.   Authority..................................................................26
36.   Options to Extend..........................................................26
37.   Hazardous Material.........................................................27
      A.    Definitions..........................................................27
      B.    Use Restriction......................................................27
      C.    Compliance...........................................................28
      D.    Assignment and Subletting............................................29
      E.    Notice...............................................................29
      F.    Surrender............................................................29
      G.    Landlord's Obligations...............................................30
38.   Approvals..................................................................30
39.   Reasonable Expenditures....................................................30
40.   Right to Perform Other Party's Covenants...................................30
41.   CPI Adjustment.............................................................30
42.   Integration and Amendments.................................................29
43.   Memorandum of Lease........................................................30
44.   Non-Discrimination.........................................................30
45.   Brokerage Commissions......................................................31

                                    EXHIBITS

EXHIBIT A - Diagram(s) of Premises

EXHIBIT B - [omitted]

EXHIBIT C - Diagram of Marina Village Project

EXHIBIT D - Existing Hazardous Material Condition

                                 MARINA VILLAGE
                                      LEASE

                             -----------------------

                           ASK COMPUTER SYSTEMS, INC.
                           1001 MARINA VILLAGE PARKWAY

                             -----------------------

As of the Commencement Date (as hereinafter defined) this Lease shall replace and supersede that certain Lease dated October 1, 1987 ("Previous Lease") by and between ASK COMPUTER SYSTEMS, INC., as successor-in-interest to RELATIONAL TECHNOLOGY, INC., as Tenant, and ALAMEDA REAL ESTATE INVESTMENTS, as Landlord, with respect to the Premises (as hereinafter defined), except that the Previous Lease shall continue to govern the rights and obligations of the parties accruing prior to that date with respect to the Premises.

      A. The right to use in common with other tenants of the Building, the Common Areas within the Building and the Outside Areas adjacent to the Building and located on the Parcel (as such terms are hereinafter defined);

      C. All interior improvements (the "Tenant Improvement") previously constructed in the Premises by Landlord for Tenant; and

3.    Lease Term and Definitions.

      B. Definitions. As used herein, the following terms shall have the following meanings:

      (i) The term "Affiliate" shall mean, with respect to either Landlord or Tenant, a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Landlord (or either of its constituent partners, or the shareholders or partners of such constituent partners) or Tenant and any officer.

               director, trustee, stockholder or partner of any such person or entity. For purposes of this definition, the term "control" means the ownership of fifty percent (50%) or more of the beneficial interest or voting power of the appropriate entity (e.g., partnership, corporation, trust, or unincorporated association).

      (ii) The term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

      (iii) The term "Agreed Interest Rate" shall mean the "prime" or reference rate announced from time to time by the Bank of America, NT & SA, or its successor, for short-term commercial loans plus two percent (2%) per annum, but in no event to exceed the maximum interest rate permitted by law.

      (iv) The term "Alterations" shall mean all improvements, additions, alterations and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

      (v) The term "Common Area" shall mean those portions of the building not leased to Tenant or other tenants or available for lease or exclusive use to other tenants, whether or not those areas are actually subject to an existing lease, such as hallways, lobby, common restrooms, utility rooms, etc.

      (vi) The term "Consumer Price Index" shall mean the Consumer Price Index, for All Urban Consumers, Subgroup "All Items", for the San Francisco-Oakland-San Jose Metropolitan Area (Base Year 1982-84 =
               100), which is currently being published monthly by the United States Department of Labor, Bureau of Labor Statistics. If, however, this Consumer Price Index is changed so that the base year is altered from that used as of the Commencement Date, then the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued, which alternative index shall be selected by Landlord and shall be subject to Tenant's prior written approval.

      (vii) The term "Effective Date" shall mean the date first set forth above also used for reference purposes as of the date of this Lease.

      (viii) The term "Institutional Lender" shall mean any commercial bank, savings and loan association, life insurance company, pension fund, or other entity regularly engaged in the business of lending where the primary security is real property whose activities are regulated by the state or federal government, and which institution is then in compliance with all regulations by which it is governed.

      (ix) The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other governmental agency or authority having jurisdiction over the parties to this Lease or the Premises.

      (x) The term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement encumbering the Premises.

      (xi) The term "Outside Area" shall mean all access roads, driveways, parking areas, loading docks and ramps, sidewalks, landscape areas, exterior lighting and other facilities located on the Parcel outside the exterior walls of the Building.

      (xii) The term "Project" shall mean all real property within the West End Community Improvement Project Area which is commonly referred to as Marina Village, Alameda, California, and more specifically outlined on Exhibit C attached hereto.

      (xiii) The term "Rentable Area" shall mean rentable square footage of the Premises as determined by the Building Owners and Managers Association (BOMA) measurement standards for multi-story buildings, measuring to the "glass line" outside boundary, excluding major vertical penetrations, such as stair wells, elevators and mechanical shafts, exterior decks, atria and courtyards.

      (xv) The term "Trade Fixtures" shall mean anything installed in or affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without injury to the Premises (e.g., demountable partitions, business and production equipment and systems, furniture and furnishings) unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

      (4) If requested by Tenant, Landlord shall make available to Tenant, within 45 days of Tenant's notice of request, which notice shall be given no later than 90 days following Tenant's receipt of Landlord's statement, actual bills and invoices, or copies thereof, supporting Landlord's statement of estimated or actual Operating Expenses for such calendar year, together with Landlord's calculations of Operating Expenses and Tenant's Percentage Share. If Tenant disputes such statement, then Tenant shall not withhold payment but shall, within 10 days after reviewing such bills and invoices, send notice to Landlord objecting to such statement. If such notice is sent, the parties recognize the unavailability of Landlord's books and records because of the confidential nature thereof and hence agree that either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, which accountants shall have the right to audit Landlord's records pertaining to Operating Expenses. Any adjustment to any previous payment of Operating Expenses shall be paid by Landlord or Tenant, as the case may be, within 30 days after such accountants render their decision. If the accountants find that the Landlord's statement has overstated the total Operating Expenses by 5% or more, then Landlord shall bear the cost of all fees and expenses of the accountants. Otherwise, the Tenant shall bear the cost of all fees and expenses of the accountants.

5. Security Deposit. No security or similar deposit shall at any time be due from Tenant under this Lease.

7.    Taxes and Assessments.

      A. Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's Trade Fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall use all reasonable efforts to cause said Trade Fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's personal property.

Lease Term and any overpayment of taxes by Tenant shall be credited against sums otherwise due hereunder or shall be paid by Landlord to Tenant in cash if attributable to any period after the termination date of this Lease; provided, however, that if there exists an uncured Event of Tenant's Default at any time that Landlord is obligated to reimburse overpayments to Tenant pursuant to this sentence, Landlord may apply the amount so held by it to cure such uncured default. Upon written request, Landlord shall supply to Tenant all tax bills and other correspondence from any governmental agency relating to any Property Tax that Tenant is obligated to pay, and Tenant shall have the right to inspect and copy Landlord's books and records at Tenant's expense upon reasonable notice to the extent such books and records relate to a determination of the amount of Property Taxes due or being contested by Landlord or Tenant.

C. Property Taxes Defined. For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use or occupancy of the Premises, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, or assessed, levied or imposed upon the Premises, or become due and payable and a lien or charge upon the Premises, or any part thereof, under or by virtue of any present or future Laws whatsoever. There shall be credited against Property Taxes all amounts received by Landlord from tax increment reimbursements from the West end Community Improvement District related to improvements to real property on the tax parcel to which such Property Taxes relate. The term "Property Taxes" shall not include (i) any federal, state or local net income, estate, transfer, excise, capital stock or inheritance tax imposed on Landlord, or (ii) any tax, assessment or other governmental levy or any increase therein occasioned by or relating to any "change in ownership" (as defined in Sections 60-65 of the California Revenue and Taxation Code and the regulations thereunder) during the initial term of the Lease, and in such event Tenant also shall not receive the benefit on any increase in tax increment, if any, resulting from such change of ownership or transfer.

D. Assessments. With respect to any Property Tax that may be payable in installments or by an alternative means at the election of Landlord, Tenant shall be obligated to pay no more than that amount which would have been payable had Landlord elected to pay such Property Tax in installments over the maximum term allowable.

E. Other Taxes. Tenant shall pay, as Additional Rent, or reimburse Landlord for, any tax based upon, allocable to, or measured by the area of the Premises or the rental payable by Tenant under this Lease, including, without limitation, any gross receipts tax levied by any state, local or federal government with respect to the receipt of such rental; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof;
any privilege tax, business and occupation tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; provided, however, that Tenant shall not be obligated to pay any federal, state or local net income, estate, transfer, excise, capital stock or inheritance tax imposed on Landlord or imposed as a result of the sale or conveyance of Landlord's interest in the Premises and/or this Lease.

F. Tenant's Right to Contest. Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation or Property Taxes or any change therein or any application of any Law to the Premises or Tenant's use thereof. Landlord shall notify Tenant in writing of any change in Property Taxes within sufficient time to allow Tenant to review and, if it so desires, to contest or protest such change. In the contest or proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and expense, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest. If Tenant does not pay Tenant's Percentage Share of the Property Taxes when due which are the subject of such protest or contest, Tenant shall post a bond in lieu thereof and, with respect to any contest of Property Taxes or Laws, shall hold Landlord and the Premises harmless from any damage arising out of the proceedings or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. In any event, Tenant agrees to pay Tenant's Percentage Share of the Property Taxes prior to the foreclosure of any tax lien. Any contest conducted by Tenant under this Paragraph shall be at Tenant's expense and if interest or late charges become payable as a result of such contest a protest, Tenant shall pay the same.

     G. Reduction in Property Taxes. Within a reasonable period following the Commencement Date, Landlord shall apply for and use reasonable efforts to obtain a reduction in Property Taxes from the County Assessors Office, based on a finding that the current assessed valuation of the Premises exceeds the current fair market value thereof.

8.   Insurance.

     A. Waiver and Indemnity. As this Lease does not involve the public interest and insurance is available to Tenant which will protect it against such claims, damage, injury or death, Tenant hereby claims against Landlord for damage to any property or injury to or death of any person in, upon or about the Premises or the Building arising at any time and from any cause; provided, that the foregoing waiver shall not apply to
     (i) damage to the property or persons other than Tenant; or (ii) death or injury to any person resulting from the negligence or willful misconduct of Landlord or its Agents. Tenants shall hold Landlord harmless from and defend Landlord against all claims (except to the extent such arises from the negligence or willful misconduct of Landlord or its Agents) (i) for damage to any property or injury to or death of any person arising from the use of the Premises by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, or contractors in, upon or about those portions of the Project or the Building other than the Premises. Landlord shall hold harmless from and defend Tenant against all claims (except such as arise from the negligence from events occurring in the Common Areas and Outside Areas. The foregoing indemnity obligation of Landlord and Tenant shall include attorney's fees, investigation costs, and all other costs and expenses incurred by the other party from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 8 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such termination, its provisions shall only apply after the later of the Commencement Date or the date that Tenant or its Agents has actually entered into occupancy of the Premises.

     B. Tenant's Liability Insurance. Tenant shall obtain and maintain during the term of this Lease comprehensive general liability insurance with combined single limit for personal injury and property damage in a form and with carriers acceptable to Landlord in an amount not less than $1,000,000, and employer's liability and workers' compensation insurance as required by Law. Tenant shall maintain excess or umbrella liability insurance with limits not less than $4,000,000 having the general liability coverage desired above as underlying. Tenant's comprehensive general liability and excess/umbrella insurance policy shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (ii) Landlord is named as additional insured,
     (iii) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (F) below, and (iv) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the reasonable opinion of Landlord's insurance adviser, based on a substantial increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, such coverage shall be appropriately increased but, in no event shall such required coverage exceed the level of coverage customarily carried by similar businesses in Alameda County. Prior to the Term Commencement, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it, with endorsements, and at lease 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as Additional Rent for any premium so paid by Landlord.

     C. Landlord's Liability Insurance. Landlord shall maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting form an occurrence in, on or about the Premises in an amount not less than that required of Tenant, endorsed to provide coverage for the obligations of Landlord under Paragraph 8.A, provided if Landlord elects to carry a higher level of coverage such amount of excess coverage must be reasonable. The cost of such liability insurance which Landlord elects to maintain shall be Additional Rent, and Tenant shall pay to Landlord the cost of such insurance as a part of Operating Expenses.

     D. Fire and All Risk Insurance. Landlord shall obtain and keep in force during the Lease Term a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement cost thereof and the Tenant

      Improvements to the extent paid for by Landlord providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of twelve (12) months of Base Monthly Rent and revenues received from the Building together with such additional coverages (such as earthquake and flood insurance) which Landlord may reasonably elect to maintain from time to time or which Landlord's Lender may require Landlord to maintain from time to time so long as such Lender is an Institutional Lender whose loan is secured by a deed of trust encumbering the Premises. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Building and Tenant Improvements. Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage Share of the cost of such insurance procured and maintained by Landlord as part of its Operating Expense payment. Tenant's liability for the cost of such insurance shall be prorated as of the commencement and termination of the Lease Term. Tenant acknowledges that such insurance procured by Landlord shall contain a commercially reasonable deductible approved by Landlord and Tenant which reduces Tenant's cost for such insurance and, in the event of loss or damage which is not caused by Landlord or its Agents, Tenant shall be required to pay to Landlord the amount of such deductible. Notwithstanding anything contained herein, the following shall apply:

      (i) In the event Tenant becomes liable to pay "deductibles" with respect to any loss or losses the aggregate amount of which exceeds for any twelve (12) month period during the Lease Term an amount equal to one installment of the Base Monthly Rent then payable, the amount of such excess shall not be payable by Tenant currently but instead shall be amortized over the useful life of the improvements constructed with such deductible amount, together with interest at the Agreed Interest Rate, and payable as Additional Rent in accordance with the procedure set forth in Paragraphs 12A. and B.

      (ii) Tenant shall not be obligated to pay the cost of earthquake insurance to the extent that it exceeds a commercially reasonable rate for earthquake insurance; provided, however, that in the event an Institutional Lender which holds at least 30 loans secured by office/industrial buildings in Northern California and is holding a loan that is secured by a deed of trust encumbering the Premises requires that earthquake insurance be maintained, and it is the general policy of such Lender to require that earthquake insurance be maintained on substantially all properties owned, managed or encumbered by such Lender in the same or comparable seismic zone as the Premises in California, then in that event Tenant shall pay the entire cost of earthquake insurance even if it exceeds a commercially reasonable rate; provided, however, if such Institutional Lender does not hold loans on a minimum of 30 office or industrial buildings in Northern California then Tenant shall not be obligated to pay the cost of such earthquake insurance to the extent the annual cost thereof exceeds Thirty-Six Cents ($0.36) per One Hundred Dollars ($100) of replacement cost. If the cost of earthquake insurance exceeds a commercially reasonable rate, Tenant shall nonetheless continue to pay an amount equal to a commercially reasonable rate for such earthquake insurance so long as such insurance is carried by Landlord, subject to the limit contained in preceding sentence, and Landlord shall pay the remainder of the cost of earthquake insurance. For purposes hereof, a "commercially reasonable rate" for earthquake insurance shall mean any rate that is within the range of the then-current cost of earthquake coverage which is then being paid by "Prime Owners" (defined below) of office buildings in the San Francisco Bay Area containing more than 50,000 square feet that were built after 1976 and which is customarily being reimbursed or paid by tenants occupying, under triple net office leases, such buildings. The term "Prime Owners" shall be defined to mean any entity or individual whose office or commercial real property holdings in the San Francisco Bay Area exceed Fifty Million Dollars ($50,000,000) in fair market value who fit into any one of the following categories: (a) institutional investors such as pension funds, insurance companies, and syndications where partnership interests were offered pursuant to a registered public offering; (b) office developers and their affiliated partnerships who individually have owned or developed more than 250,000 square feet of office buildings in the San Francisco Bay Area; and (c) office corporations who own office facilities they occupy.

            E. Release of Landlord. Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Paragraph 8.D above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its Trade Fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "all risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value.

            F. Mutual Waiver of Subrogation. Tenant and Landlord hereby mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, where such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage (except such waiver shall not apply to any loss to the extent it is within the "deductible amount" of such policy). Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Paragraph 8.F shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible or is not available at reasonable cost.

            (iii) No less frequently than annually, Landlord shall cause to be made an inspection of the Building roof membrane and roof system by an inspection service approved by Tenant which inspection shall be done in accordance with the roofing contractor's specifications and the roof vendor's recommended specifications. Landlord shall deliver to Tenant a written report prepared by the party making such inspections promptly after the conclusion of each such inspection. Landlord shall perform such maintenance and repair work as is recommended by such inspectors to the extent such work is reasonably necessary to keep the roof membrane and roof system in good order, condition and repair. The costs of the inspection and any resulting repairs of the Building roof membrane (to the extent not capital expenditures subject to subparagraph 10.B.(i)) shall be considered Operating Expenses reimbursable by Tenant under Paragraph 4.G and the costs related to the structural roof system shall be borne exclusively by Landlord without right of reimbursement from Tenant.

            C. Warranties. Landlord shall assign to Tenant for the term of this Lease the benefit of all warranties available to Landlord which would reduce the cost of performing the obligations of Tenant pursuant to this Lease. Landlord shall cooperate with Tenant in the enforcement of such warranties.

            D. Condition on Delivery. As of the Effective Date, Tenant is in possession of the Premises and has accepted the Premises.

            E. Limitation on Repair Obligation of Landlord. Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Paragraphs 10, 13.D, 16 and
            17. Tenant hereby expressly waives the provisions of Subsection 1 of 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in
            Section 1942 of said Civil Code.

11. Outside Areas. Tenant and its Agents shall have the non-exclusive right to use the Outside Areas in common with other occupants of the Project, which shall include Tenant's right to not less than three and one-half (3.5) spaces for automobile parking for each one thousand (1,000) square feet of Rentable Area in the Premises. This right shall terminate upon the expiration or earlier termination of this Lease. Landlord may make non-material changes to the shape, size, location, amount and extent of the Outside Areas provided that no such change shall reduce the parking rights granted to Tenant hereunder and shall not in any case unreasonably interfere with the use of the Premises by Tenant. Unless required by Law or any governmental agency, Landlord shall obtain Tenant's prior consent to any material modifications or changes to the Outside Areas. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Outside Areas. Tenant shall make no Alterations to the Outside Areas without the consent of Landlord. In no event shall Tenant be charged by Landlord for use of parking spaces in the Outside Areas except to the extent required by Law or any governmental agency and any revenue received by Landlord with respect to Tenant's use of such parking spaces, if not paid to a governmental entity, shall be reimbursed to Tenant, less costs attributable to Landlord's collection thereof.

12. Amortization of Certain Improvements as Additional Rent. Tenant shall pay Additional Rent in the amount described in this paragraph in the event Landlord is required by this Lease to do any of the following: (i) pay the deductible amount in excess of the limit paid by Tenant pursuant to Paragraph 8.D and on account of damage caused by any peril to the Premises; (ii) make replacements to the Premises or to the Building when required pursuant to Paragraph 10.B(i); or (iii) make improvements required to be constructed in order to comply with any Law not in effect or applicable to the Premises as of the Effective Date, which improvements are not the responsibility of Tenant pursuant to Paragraph 13.D. The amount of Additional Rent Tenant is to pay with respect to the amounts spent by Landlord pursuant to the foregoing sentence shall be determined as follows:

      A. All costs paid by Landlord to construct such improvements or make such restoration (including financing costs but excluding reimbursements received from insurers or other third parties and any management fee to Landlord) shall be amortized over the useful life of such improvements or restoration (determined in accordance with generally accepted accounting principles) and payable by Tenant, together with interest at the Agreed Interest Rate, in equal monthly installments. Landlord shall inform Tenant of the monthly amortization payment required so to amortize such costs and shall also provide Tenant with the information upon which such determination is made.

      B. As Additional Rent, Tenant shall pay an amount equal to Tenant's share of such monthly amortization payment for each month after such improvement or restoration is completed until the first to occur of (i) the expiration of the Lease Term (which shall not include the period of any subsequent option to extend where the Base Monthly Rent is determined based upon the fair market rental value of the Premises), or (ii) the end of the term of the useful life over which such costs were amortized. The amount of such Additional Rent that Tenant is to pay shall be due at the same time the Base Monthly Rent is due.

13.   Alterations.

      A. Trade Fixtures. Throughout the Lease Term, Tenant shall provide, install and maintain in good condition all Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

      B. Alterations. The following provisions govern Alterations constructed by
      Tenant:

      (i) Tenant shall not construct any Alterations or otherwise alter the Premises without Landlord's prior approval if (a) such action results in the demolition, removal or material alteration of existing improvements or future Renovation Improvements (including partitions, wall and floor coverings, ceilings, lighting fixtures or other utility installations), and (b) the cost of such construction or alteration exceeds One Hundred Thousand Dollars ($100,000) per work of improvement (as such amount is adjusted pursuant to

            Paragraph 41) or if the cost of Alterations done, under construction, or for which approval is sought during any calendar quarter exceeds One Hundred Thousand Dollars ($100,000) (as such amount is adjusted pursuant to Paragraph 41). With respect to any Alterations which must be approved by Landlord pursuant to the immediately preceding sentence, Tenant shall not commence construction of such Alterations until Landlord shall have the first approved the plans and specifications therefor, which approval shall be deemed given if not denied in writing within ten (10) working days after Landlord shall have received Tenant's request for such approval. In no event shall Tenant make any Alterations to the Premises which could affect the structural integrity or the exterior design of the Building. Notwithstanding anything contained herein, Tenant shall have the right to reconfigure demountable walls and partitions without Landlord's prior consent.

      (ii) All Alterations requiring Landlord's approval shall be installed by Tenant in substantial compliance with the approved plans and specifications therefor. All construction undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using materials of good quality. Tenant shall not commence construction of any Alterations until (a) all required governmental approvals and permits shall have been obtained, and (b) all requirements regarding insurance imposed by this Lease have been satisfied.

      (iii) Landlord shall cause to be made available to Tenant all information maintained by Landlord or Landlord's architect which relates to the plans for the Building, including any "as-built" plans for the Building (and mechanical platforms on the Building roof) and/or Outside Areas, so that Tenant can incorporate such information into Tenant's files relating to plans for the Tenant Improvements and for Alterations. At all times during the Lease Term, (a) Tenant shall maintain and keep updated "as-built" plans for all Alterations constructed by Tenant which may or may not have required a building permit or other governmental approval, and (b) Tenant shall provide to Landlord copies of all such "as-built" plans and any and all other drawings relating to Tenant's Alterations in the Premises.

      (iv) All Alterations shall remain the property of Tenant during the Lease Term. Tenant shall have the right to remove any Alterations so long as it repairs all damage caused by the installation thereof and returns the Premises to the condition existing prior to the installation of such Alterations. At the expiration or sooner termination of the Lease Term, all Alterations that Tenant does not elect to remove shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof. Notwithstanding anything contained herein (but subject to the restrictions set forth in Paragraphs 13.B(iv)(a) and (b)), if Landlord so requires, at the expiration or earlier termination of the Lease Term, Tenant shall remove any Alterations designated for removal by Landlord, including those Alterations for which Landlord's consent was not initially required, and shall restore the Premises to the condition existing prior to the installation of such Alterations only to the extent necessary to return the Premises to a condition that has substantially the same value to subsequent tenants as existed on the Commencement Date, ordinary wear and tear excepted. The following provisions shall qualify the general rule set forth in the immediately preceding sentence:

            (a) Tenant shall remove and restore all damage caused by the removal of any specialized Alterations specifically related to the operation of Tenant's business in the Premises. To the extent Alterations made by Tenant results in a reduction in the capacity of HVAC, mechanical, electrical or plumbing systems, Tenant shall restore HVAC, mechanical, electrical and plumbing systems so that the capacity thereof is substantially the same as existed as of the Commencement Date, ordinary wear and tear excepted. If restroom "cores" and fixtures have been changed, such "cores" shall be moved to their original location and such "cores" and fixtures shall be restored to substantially the same condition as existed as of the Commencement Date, ordinary wear and tear excepted. If Tenant has made any Alterations to the structural parts of the Building (i.e., foundations, load-bearing walls, and structural roof system, but excluding roof membrane) or the floor slab, such structural parts of the Building shall be returned to the condition existing prior to the making of such Alterations by Tenant (including the filling of any pits, wells or trenches). If Tenant has made any Alterations to the roof membrane, the roof membrane shall be returned to the condition existing prior to the making of such Alterations by Tenant, except that Tenant shall not be obligated to restore any penetration of the roof membrane that has been made with the written approval of Landlord. The percentage of dropped ceiling for each area of the Building (office, research and development, etc.) shall be substantially the same as existed as of the Commencement Date. Any Alterations made by Tenant to the fire sprinkler system shall be restored to substantially the same condition as existed as of the Commencement Date, ordinary wear and tear excepted.

            (b) Tenant shall only be required to remove Alterations for which either of the following is true, and only if such removal is otherwise required by all of the preceding provisions of this Paragraph 13.B(iv): (i) such Alterations were approved in writing by Landlord and, at the time such approval was given by Landlord, Landlord informed Tenant in writing that Landlord would require that such Alterations be removed at the termination of the Lease Term; or (ii) such Alterations were installed with Landlord's consent.

      (C) Lien Waiver. Landlord, within thirty (30) days after request from Tenant, shall execute and deliver any document reasonably required by any supplier, lessor or lender in connection with the installation in the Premises of Tenant's personal property or Tenant's Trade Fixtures pursuant to which Landlord waives any rights it may have with respect to such personal property and Trade Fixtures from the Premises before the expiration of the Lease Term or within five (5) days after property, and such case, proceeding or other action (a) results in the entry of an order for relief against in which is not fully stayed within thirty (30) business days after the entry thereof or (b) remains undismissed for a period of sixty (60) days; or

      (ix) Tenant shall fail to provide financial statements or estoppel certificates to Landlord in accordance with Paragraph 28 within two
            (2) business days after giving of notice by Landlord of Tenant's delinquency in delivery of such statements.

      B. Remedies. Upon any event of Tenant's Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or in equity, to which Landlord may resort cumulatively or in the alternative:

      (i) Recovery of Rent. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Agreed Interest Rate from the due date of each installment of rent or other sum until paid.

      (ii) Termination. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant of any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Paragraph 15.B(ii) shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant or relating to events accruing prior to such termination. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

            (a)   maintenance and preservation of the Premises;

            (b)   efforts to relet the Premises;

            (c) appointment of a receiver in order to protect Landlord's interest hereunder;

            (d) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

            (e) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

      (iii) Damages. In the event this Lease is terminated pursuant to Paragraph 15.B or otherwise, Landlord shall be entitled to damages in the following sums:

            (a) the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

            (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (c) the wroth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

            (d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (i) expenses for clearing, repairing or restoring damage to the Premises for which Tenant is responsible; (ii) real estate broker's fees, advertising costs and other expenses of reletting the Premises fairly allocable to the remainder of the Lease Term; (iii) costs of carrying the Premises such as Property Taxes and insurance premiums thereon, utilities and security precautions until the Premises are released (but only to the extent not included in calculating damages pursuant to Paragraphs 15.B(iii)(a), (b) and (c)); (iv) expenses in retaking possession of the Premises; (v) reasonable attorneys' fees and court costs; and
                  (vi) any unamortized real estate brokerage commission paid in connection with this Lease.

      The "worth at the time of award" of the amounts referred to in Paragraphs 15.B(iii)(a) and (b) shall be computed by allowing interest at the Agreed Interest Rate. The "worth at the time of award" of the amounts referred to in Paragraph 15.B(iii)(c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

18. Mechanics' Liens. Tenant shall (i) pay for all labor and services performed for materials used by or furnished to Tenant or any contractor employed by Tenant with respect to the Premises, and (ii) indemnify, defend and hold Landlord and the Premises harmless and free from and shall promptly cause to be removed any liens, claims, demands, encumbrances or judgments created or suffered by reason of any labor or services performed for, materials used or furnished to Tenant or any contractor employed by Tenant with respect to the Premises, (iii) give notice to Landlord in writing five (5) business days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and (iv) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee. Nothing herein shall prohibit Tenant from contesting any claim for labor, services or materials, provided Tenant complies with the provisions of this Paragraph 18.

19. Inspection of the Premises. Tenant shall permit Landlord and its Agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, making alterations or improvements to the Premises or to the Building, posting notices of nonresponsibility for alterations, additions or repairs, and/ if Tenant has not effectively exercised its option to extend the Lease Term and such extension option has expired, at any time within eighteen (18) months prior to expiration of this Lease, to place upon the Premises ordinary "For Lease" or "For Sale" signs, and, to show the Premises and Building to prospective tenant and brokers, provided that with respect to any such entry, other than in the case of an emergency, Landlord shall have given Tenant at least twenty-four (24) hours prior written notice of intent to enter the Premises, shall be accompanied by a representative of Tenant (if Tenant requests and provides such representative), shall comply with any security procedures of Tenant while therein, and at all times shall use commercially reasonable efforts to minimize interference with Tenant's use of the Premises.

20.   Compliance with Laws.

      A. Obligation of Tenant. Tenant shall, at its own cost, comply with all Laws now in force or which may hereafter be in force pertaining to the use and occupancy of the Premises by Tenant and its Agents. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws in the use and occupancy of the Premises shall be conclusive of the (act that such violation by Tenant has occurred.

      B. Right to Contest. Tenant shall have the right to contest or otherwise review by appropriate legal or administrative proceedings the application of any Law or insurance underwriters requirement to the use by Tenant of the Premises. If Tenant desires to so contest any such Law or requirement, Tenant shall give Landlord written notice of its intention to do so and may conduct such contest or other reviews so long as it pays all costs, and compliance therewith maybe held in abeyance pending completion of such proceedings. Tenant shall protect and indemnify Landlord against any and all expenses or damages resulting from such contest or other proceeding.

21.         (i)   The Lender must consent in writing to this Lease and agree in writing that, so long as there does not then exist any Event of Tenant's Default, in the event of foreclosure of the mortgage or deed of trust the Lender shall recognize the tenancy of Tenant on the terms contained herein and this Lease shall remain in full force and effect.

            (ii) If the instrument effecting subordination provides that upon foreclosure of the mortgage or deed of trust the Lender (or any successor in interest) is not liable for the full and complete performance of all of the obligations of the Landlord under this Lease (e.g., the completion of improvements to be constructed by the Landlord), then such agreement shall provide that if a foreclosure of such mortgage or deed of trust does occur and the Lender (or its successor in interest) at any time thereafter relies upon such provision to avoid performance of any obligation of the Landlord contained in this Lease thus causing a material interference with Tenant's use of the Premises, then in that limited circumstance Tenant shall have the following rights:
                  (i) Tenant may terminate this Lease; or (ii) Tenant may perform the obligation that such Lender (or successor in interest) has elected not to perform and deduct the cost thereof (with interest at the Agreed Interest Rate from date of expenditure until reimbursement) from the payments of the Base Monthly Rent until Tenant has been fully reimbursed for the cost of such performance.

            (iii) With respect to any Lender having a security interest in the
                  Premises as of the Commencement Date, such Lender shall execute a non-disturbance agreement in accordance with the aforementioned terms within ninety (90) days after the Commencement Date. If such non-disturbance agreement is not executed within such ninety (90) day period then Tenant shall have the option at any time prior to the execution by the Lender of such non-disturbance agreement, but shall not be obligated to do so, to terminate this Lease whereupon the Previous Lease shall be reinstated and Tenant shall pay to Landlord the amount by which (i) all sums which would otherwise have been payable by Tenant under the Previous Lease during the period commencing April 1, 1992 and continuing through the date of such termination, exceeds (ii) all amounts actually paid by Tenant during the same period.

22. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the Base Monthly Rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

24. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment or otherwise.

25.   Nonassignment.

      B. Notice Required. If Tenant desires to assign its interest in this Lease or sublet the Premises or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"),

      Tenant shall give Landlord at least fifteen (15) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

C. Landlord's Right to Share in Net Subrent Profit. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply to such Transfer (but not to any Transfer described by Paragraph 25.D):

      (i) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant over and above (a) the assignee's agreement to assume the obligations of Tenant under this Lease, and (b) all "Permitted Transfer Costs" (as defined in Paragraph 25.C(v)). In the case of assignment, the amount of consideration owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such consideration is paid to Tenant by the assignee.

      (ii) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (a) all rent and other consideration paid by the subtenant to Tenant, less (b) all Permitted Transfer Costs and all payments of the Base Monthly Rent and Additional Rent fairly allocable to that part of the Premises affected by such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such rent and other consideration is paid to Tenant by its subtenant. In calculating Landlord's share of any periodic payments, all such costs permitted to be deducted from the gross consideration received by Tenant that have been paid by Tenant shall be first recovered by Tenant.

      (iii) Tenant's obligations under this Paragraph 25.C. shall survive any Transfer. At the time Tenant makes any payment to Landlord required by this Paragraph 25.C., Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.

      (iv) As used in this Paragraph 25.C, the term "consideration" shall mean any consideration of any kind received by Tenant as a result of the Transfer if such consideration is paid or given in exchange for Tenant's interest in this Lease or in the Premises.

      (v) As used herein, the term "Permitted Transfer Costs" shall mean the following: (a) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question; (b) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question; (c) the cost of Alterations that must be made by Tenant in order to obtain the Transfer in question; (d) the amount of the Base Monthly Rent and all Additional Rent paid by Tenant with respect to that part of the Premises affected by the Transfer in question for that period of time during which such part of the Premises was vacant and actively being marketed by sublease or assignment so long as at the commencement of such vacancy previous notice of such vacancy was delivered to Landlord and Landlord was able to inspect and verify same; and (c) any of the foregoing types of costs paid or incurred by Tenant with respect to prior Transfers which Tenant did not recoup (after first paying the Base Monthly Rent and Additional Rent fairly allocable to the space affected by such prior Transfers) from rent and other consideration paid by the subtenants or assignees that were parties to such prior Transfers.

      (vi) In the event Tenant shall assign the Lease or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith up to One Thousand Dollars ($1,000) per event, as such amount is adjusted pursuant to Paragraph 41.

                                    EXHIBIT B

                                (IMAGE NOT SHOWN)

AMORTIZATION SCHEDULE                                     MONTHLY PAYMENTS
PRINCIPAL AMOUNT                                            $126,467.00
INT RATE/YR (WHOLE NUMBERS)                                           9
PAYMENT AMOUNT                                              $  3,147.14
NUMBER OF PAYMENTS                                                   48
STARTING DATE..........................   YEAR                    1996
                                          MONTH                      2
                                          DAY                        1

================================================================================
      #     DATE  ANN. INT.   PAYMENT        INTEREST    PRINCIPAL   BALANCE
================================================================================
      1     Feb-96            $3,147.14      $948.50     $2,198.64   $124,268.36
      2     Mar-96            $3,147.14      $932.01     $2,215.13   $122,053.24
      3     Apr-96            $3,147.14      $915.40     $2,231.74   $119,821.49
      4     May-96            $3,147.14      $898.66     $2,248.48   $117,573.02
      5     Jun-96            $3,147.14      $881.80     $2,265.34   $115,307.67
      6     Jul-96            $3,147.14      $864.81     $2,282.33   $113,025.34
      7     Aug-96            $3,147.14      $847.69     $2,299.45   $110,725.89
      8     Sep-96            $3,147.14      $830.44     $2,316.70   $108,409.20
      9     Oct-96            $3,147.14      $813.07     $2,334.07   $106,075.12
      10    Nov-96            $3,147.14      $795.56     $2,351.58   $103,723.55
      11    Dec-96            $3,147.14      $777.93     $2,369.21   $101,354.33
      12    Jan-97            $3,147.14      $760.16     $2,386.98   $ 98,967.35
      13    Feb-97            $3,147.14      $742.26     $2,404.88   $ 96,562.47
      14    Mar-97            $3,147.14      $724.22     $2,422.92   $ 94,139.55
      15    Apr-97            $3,147.14      $706.05     $2,441.09   $ 91,698.45
      16    May-97            $3,147.14      $687.74     $2,459.40   $ 89,239.05
      17    Jun-97            $3,147.14      $669.29     $2,477.85   $ 86,761.20
      18    Jul-97            $3,147.14      $650.71     $2,496.43   $ 84,264.77
      19    Aug-97            $3,147.14      $631.99     $2,515.15   $ 81,749.62
      20    Sep-97            $3,147.14      $613.12     $2,534.02   $ 79,215.60
      21    Oct-97            $3,147.14      $594.12     $2,553.02   $ 76,662.58
      22    Nov-97            $3,147.14      $574.97     $2,572.17   $ 74,090.41
      23    Dec-97            $3,147.14      $555.68     $2,591.46   $ 71,498.94
      24    Jan-98            $3,147.14      $536.24     $2,610.90   $ 68,888.05
      25    Feb-98            $3,147.14      $516.66     $2,630.48   $ 66,257.57
      26    Mar-98            $3,147.14      $496.93     $2,650.21   $ 63,607.36
      27    Apr-98            $3,147.14      $477.06     $2,670.08   $ 60,937.27
      28    May-98            $3,147.14      $457.03     $2,690.11   $ 58,247.16
      29    Jun-98            $3,147.14      $436.85     $2,710.29   $ 55,536.88
      30    Jul-98            $3,147.14      $416.53     $2,730.61   $ 52,806.26
      31    Aug-98            $3,147.14      $396.05     $2,751.09   $ 50,055.17
      32    Sep-98            $3,147.14      $375.41     $2,771.73   $ 47,283.44
      33    Oct-98            $3,147.14      $354.63     $2,792.51   $ 44,490.93
      34    Nov-98            $3,147.14      $333.68     $2,813.46   $ 41,677.47
      35    Dec-98            $3,147.14      $312.58     $2,834.56   $ 38,842.91
      36    Jan-99            $3,147.14      $291.32     $2,855.82   $ 35,987.10
      37    Feb-99            $3,147.14      $269.90     $2,877.24   $ 33,109.86
      38    Mar-99            $3,147.14      $248.32     $2,898.82   $ 30,211.04

                                    EXHIBIT C
                                   PAGE 1 OF 2

      39    Apr-99            $3,147.14      $226.58     $2,920.56   $ 27,290.49
      40    May-99            $3,147.14      $204.68     $2,942.46   $ 24,348.02
      41    Jun-99            $3,147.14      $182.61     $2,964.53   $ 21,383.49
      42    Jul-99            $3,147.14      $160.38     $2,986.76   $ 18,396.73
      43    Aug-99            $3,147.14      $137.98     $3,009.16   $ 15,387.57
      44    Sep-99            $3,147.14      $115.41     $3,031.73   $ 12,355.83
      45    Oct-99            $3,147.14      $ 92.67     $3,054.47   $  9,301.36
      46    Nov-99            $3,147.14      $ 69.76     $3,077.38   $  6,223.98
      47    Dec-99            $3,147.14      $ 46.68     $3,100.46   $  3,123.52
      48    Jan-00            $3,146.95      $ 23.43     $3,123.52        ($0.00)
--------------------------------------------------------------------------------
                            $151,062.53   $24,595.53  $126,467.00

                                    EXHIBIT C

26. Successors. This Lease shall be binding on the parties hereto and on respective heirs, successors and assigns (to the extent the Lease is assignable).

27. Lender Protection. In the event of any default on the part of Landlord, Tenant give notice by registered or certified mail to any Lender whose address shall have been furnished it, and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

28. Estoppel Certificates and Financial Statements. At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect,
      (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within ten (10) days after delivery of a request therefor shall be a conclusive admission that, as of the date of request for such statement, (a) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (b) there are no uncured defaults in the requesting party's performance, and (c) no rent has been paid in advance for more than thirty
      (30) days. At any time during the Lease Term, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the twenty-four (24) month period prior to the date of such most recent financial statement to Landlord, any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure to deliver such statements within ten (10) days after receipt of written notice from Landlord of delinquency in delivery of such statement shall be an Event of Tenant's Default under Paragraph 15. Landlord shall use reasonable efforts to keep confidential all financial statements delivered to it by Tenant pursuant to this paragraph and shall cause any potential Lender or buyer of the Premises to whom such statements are delivered also to agree to use reasonable efforts to keep such statements confidential.

29. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants or operate as an assignment to Landlord of any or all such subleases or subtenants.

30. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

31.   General.

      A. Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease.

      B. Transfers by Landlord; Limitation on Tenant's Recourse for Landlord
      Default: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Premises at any time and to any personal or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer except for those relating to any funds in which Tenant has an interest that are in the hands of Landlord or the then transferor at the time of such transfer which are not turned over the transferee; provided, however, that the foregoing release shall not be effective unless the transferee shall have executed an assumption agreement by which it agrees to perform all of the obligations of the Landlord under this Lease which accrue after the date of such transfer or which are then in default. The release of a transferring Landlord of its obligations under Paragraph 37.G concerning Hazardous Materials shall further be conditioned upon the transferee having, at the time of transfer of title to the Premises, either (i) a net worth determined in accordance with generally accepted accounting principles of at least $5,000,000 )as such amount is adjusted pursuant to Paragraph 41) which net worth is also not less than twenty-five percent (25%) of the value of all assets of such transferee, or (ii) a net worth determined in accordance with generally accepted accounting principles of at least $15,000,000 (as adjusted pursuant to Paragraph 41). In addition, if Landlord voluntarily transfers fee title to the Premises prior to completion of the renovation improvements required under Paragraph 2.D., then Landlord or the transferor shall not be relieved of its obligations to complete the Renovation Improvements in accordance with the Lease unless Landlord shall upon such transfer deposit into an escrow under the control of Landlord's transferee and Tenant, as security for the performance of all obligations under the Improvement Agreement, an amount equal to Landlord's reasonable estimate of the costs which will then be required to complete such renovation improvements, or shall deliver to Tenant a surety bond in such amount as security for the obligation of Landlord's transferee with respect to the completion of the renovation improvements which bond shall be in form, and be issued by such surety company, as is reasonably acceptable to Tenant. The obligations of Landlord under this Lease do not constitute personal obligations of the partners, directors, officers, shareholders, or trustees of Landlord, or of the partners, directors, officers, shareholders or trustees of Landlord's partners ("Beneficial Owners") except with respect to Landlord and its general partners (but not the partners of its general partners) as provided below. For the realization of any claims against Landlord arising under this Lease or proceeds therefrom (e.g. condemnation proceeds, insurance proceeds, or rent) (the "Building Assets") for the satisfaction of such obligations and not against the other assets of Landlord or its Beneficial Owners. Notwithstanding the foregoing, the following shall apply only with respect to claims by Tenant directly resulting from any and all defaults by Landlord of its obligations to complete the renovation improvements and/or Paragraph 37.G concerning Hazardous Materials ("Special Defaults"): (i) for Special Defaults, Tenant shall first seek recourse against the Building Assets but not to exceed $5,000,000 (as adjusted pursuant to Paragraph 41) for each claim and in the aggregate;
      (ii) to the extent Tenant is unable to recover all amounts to which it is entitled for Special Defaults from recourse against Building Assets, Landlord and its general partners (but not any partners or Beneficial Owners of such general partners) shall be liable to pay the short fall in Tenant's recovery to the extent necessary to provide Tenant with an aggregate total recovery from Building Assets and such additional payments by Landlord and its general partners of the lesser of $5,000,000 (as that amount is adjusted pursuant to Paragraph 41 hereof) or the aggregate amount Tenant is entitled to recover from Landlord for Special Defaults under the following three sentences; and (iii) the obligation of Landlord and its general partners to make the additional contribution described in clause (ii) immediately preceding (the "Special Contribution Obligation") shall be limited as provided in the following three sentences. The parties acknowledge that concurrently with the execution of this Lease, Landlord and Tenant are executing other leases and option agreements (which, if options are exercised, will lead to the execution of additional leases) covering facilities in the Project (the "Other

      Leases"), and that each of the Other Leases contains a provision substantially the same as that contained in the immediately preceding sentence. Notwithstanding anything contained herein, in no event shall Landlord and its general partners be required to pay more than $10,000,000 (as such amount is adjusted pursuant to Paragraph 41 hereof) in discharge of the Special Contribution Obligations described herein or in the Other Leases. In no event shall Landlord be liable for consequential damages, such as lost revenues or lost profits, which may result from Landlord's breach of its obligations to complete the Renovation Improvements set forth in the Improvement Agreement.

      C. Time. Time is of the essence for the performance of each term, covenant and condition of this Lease.

      D. Severability; Governing Law. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but his Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      E. Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

      F. Exhibits. All exhibits attached hereto and referred to herein are incorporated herein by this reference.

      G. Miscellaneous. Any executed copy of this Lease shall be deemed an original for all purposes. As used herein, "party" shall mean Landlord or Tenant, as the context implies. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against Landlord or Tenant. when the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. When a party is obligated not to perform any act, that party is also obligated to restrain any others within its control from performing said act, including agents, contractors and employees. The use herein of the word "including," when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to," or word of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

      H. Survival. The following provisions of this Lease shall survive the expiration or earlier termination of this Lease (but not if such early termination results from the exercise by Tenant of any right of recission of this Lease as set forth in Paragraph 3.A. above: 4.F.(3) (payment of Percentage Share of Operating Expenses); 7.B. (payment of Percentage Share of Property Taxes); 8.A. (Waiver and Indemnity); 9. (Utilities); 13.B.(iv) (removal of alterations); 22 (Holding Over); 31.B. (Transfers by Landlord; Limitation on Tenant's Recourse); 34 (Surrender); 37.F. (surrender; and 37.G. (Landlord's Obligations).

32. Signs. Tenant shall be entitled to install signs identifying its business within the Project and exterior signs on the Building as described and in accordance with an overall signage program to be approved by Landlord and Tenant and subject to any Laws; provided, however, Landlord has previously agreed to (i) allow Tenant its own separate identity signage from that of the Project, and (ii) include in Tenant's signage program major entry to Tenant's campus within the Project, secondary identity signage at secondary entrances and directional signage to all of Tenant's buildings within the Project. The cost of all exterior signage shall be paid by Landlord. At the termination of this Lease, Tenant shall remove any signs which it has placed on the Premises and shall repair any damage caused by the installation or removal of such signs.

33. Interest on Past Due Obligations. Any amount due to Landlord or Tenant not paid when due shall bear interest from the due date until paid at the Agreed Interest Rate. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

34. Surrender of the Premises. On the last day of the Lease Term, or on sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date, ordinary wear and tear excepted, with all originally painted interior walls washed and other interior walls cleaned, all damaged ceiling tiles and lighting lenses replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord, subject to the limitations on Tenant's obligation to remove Alterations and restore the Premises to its prior condition set forth in Paragraph 13. Nothing contained in this Paragraph 34 shall require Tenant to repair the effects of any condemnation, damage or destruction or any other condition which Tenant is not required to remedy under this Lease. Tenant shall remove all of Tenant's personal property and Trade Fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's Trade Fixtures, personal property, machinery and equipment, which repair shall include the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitations, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

35. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

36.   Options to Extend.

      A. Tenant shall have three (3) options to extend the Lease Term, each for a period of five (5) years (each of which is referred to herein as an "Option Term"). Each option may be exercised only by written notice given to Landlord not earlier than twenty-four (24) months and not later than eighteen (18) months prior to the expiration of the then existing Lease Term. Tenant may not exercise any of such options at any time that there exists an Event of Tenant's Default involving those events described in Paragraph 15.A(iv), (vi) or (vii) or there exists an Event of Tenant's Default that is capable of being cured but has not been cured by Tenant. In all respects, the terms. covenants and conditions of this Lease shall remain unchanged during each Option Term, except that the Base Monthly Rent payable during each Option Term shall be increased in accordance with Paragraph 36.B, Landlord shall have no obligation to fund additional tenant improvements in the Premises or pay Tenant's brokerage commission, if any, and there shall be no further option to extend the Lease Term at the end of the third Option Term.

      B. The Base Monthly Rent payable during each Option Term shall be ninety percent (90%) of the "Fair Market Rent for the Premises" (as defined in Paragraph 36.D) as of the first day of the Option Term in question. Base Monthly Rent during an Option Term may be subject to an adjustment or adjustments at such times, in such amount or using such formula, as may be established in connection with determining the Fair Market Rent for the Premises.

      C. Property following exercise of each option to extend, the parties shall meet and endeavor to agree upon the Fair Market Rent of the Premises. If within fifteen (15) days after exercise of any of the options, the parties cannot agree upon the Fair Market Rent for the Premises as of the first day of the Option Term in question, the parties shall submit the matter to binding appraisal in accordance with the following procedure; Within thirty (30) days after exercise of the option, the parties shall either
      (i) jointly appoint an appraiser for this purpose or (ii) failing this joint action, separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he has at least five
      (5) years experience in appraising major commercial property in Alameda County and is a member of a recognized society of real estate appraisers. If within thirty (30) days after the appointment the two appraisers reach agreement on the Fair Market Rent for the Premises as of the first day of the Option Term in question, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser have like qualifications. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers agree on the Fair Market Rent of the Premises as of the first day of the Option Term in question, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers cannot reach agreement on the question presented, then the three appraisers shall each submit their independent appraisal to the parties, the appraisal farthest from the median of the three appraisals shall be disregarded, and the average of the remaining two appraisals shall be deemed to be the Fair Market Rent of the Premises as of the first day of the Option Term in question and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either or them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association or, on its failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Alameda County, California.

      D. For purposes of this Paragraph, the term "Fair Market Rent for the Premises" shall mean the going market rental and any adjustment or adjustments to such time(s) and in such amount or using such formula as is prevailing at the time of the commencement of the Option Term in question, for comparably equipped space in buildings containing between 50,000 and 250,000 square feet, located within a five (5) mile radius of the Premises, and in a condition comparable to the then condition of the Premises, taking into account all alga uses for which the Premises could be used without material alteration thereto and the value of all the improvements in the Premises made by Landlord (but adjusting for the age and then condition of such improvements) for a tenant proposing to sign a lease for a similar term and having financial qualifications similar to Tenant and using as a guide equivalent space in the size range specified above of similar age, construction, quality, use and location. There shall be excluded from any determination of "Fair Market Rent of the Premises" the rental value attributable to any improvements constructed by Tenant with its own funds and all Trade Fixtures and personal property of Tenant located in the Premises. Any determination of "Fair Market Rent of the Premises" shall take into account rental concessions then prevailing in the market (e.g., "free rent," lease assumptions, payment of moving expenses, etc.).

E. If the Base Monthly Rent for any Option Term is established by appraisal conducted pursuant to Paragraph 36.C hereof and if Tenant does not, in its sole discretion, approve the Fair Market Rent for the Premises established for the Option Term in question as so established by appraisal, then Tenant may rescind its exercise of the option in question by giving Landlord written notice of such election to rescind within fifteen (15) days after the Fair Market Rent for the Premises for the Option Term in question is so established by appraisal. If Tenant so timely rescinds its exercise of the option in question, then (i) the Lease shall expire on the later to occur of either five hundred forty (540) days after Tenant's notice of rescission is delivered to Landlord or on the date the Lease would otherwise have expired absent such exercise of the option in question by Tenant; (ii) if the Lease Term is extended as a result of Tenant's rescission, then the Base Monthly Rent for the extended period shall be that in effect prior to the delivery of Tenant's notice of rescission; and (iii) Tenant shall pay all costs incurred by Landlord in participating in any appraisal to establish the Fair Market Rent for the Premises for the Option Term in question.

37.   Hazardous Material.

      A. Definitions. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Administration or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include asbestos, PCB's, petroleum products and all materials and substances listed under Article 11, or defined as hazardous or extremely hazardous pursuant to Article 1 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as the same shall be amended from time to time.

      B. Use Restriction. Tenant shall not cause or allow anyone else to cause, any Hazardous Materials (other than commercially reasonable quantities of cleaning and office supplies for Tenant's use) to be used, generated, stored, released or disposed of (collectively, "Use") on or about the Premises, the Building or the Outside Areas without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord unless all of the conditions set forth in subparagraphs (i) through (iii) below are met, in which event such consent shall not unreasonably be withheld. In the event of any breach of Tenant which constitutes an Event of Tenant's Default of the covenants or conditions set forth in this Paragraph B, in addition to all of its other remedies under this Lease, Landlord may revoke any consent previously given with respect to the Use of Hazardous Materials.

      (i) The proposed Hazardous Material does not include freon, TCE, hydrocarbons or nay hydrocarbon-based compounds or any Hazardous Material that has been detected at any time at levels exceeding "action levels" of any governmental agency in the soil or groundwater of the Premises, and the Use does not involve: (1) outside or underground storage; (2) storage of any quantities in excess of those requiring the establishment of a Business Plan under the provisions of Health & Safety Code Section 25503.5; (3) the proposed Use does not involve manufacturing of commercial quantities of any Hazardous Materials; or (4) above-ground or inside storage unless Tenant has made appropriate provisions for leak protection, leak detection and leak containment and such provisions are compatible with Building systems.

      (ii) The tangible net worth of Tenant at the time it requests consent to such Use is at least equal to $5,000,000 (as increased in accordance with the percentage increase in the Consumer Price Index from the Effective Date through the month prior to Tenant's request). "Tangible net worth" shall mean, at any date, the sum of the capital stock and additional paid-in capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Tenant and its subsidiaries, on a consolidated basis, minus all intangible assets of Tenant and its subsidiaries, including, without limitation: (a) goodwill, trademarks, patents, patent application, brand names, copyrights, franchises and deferred charges (including unamortized debt discount and software development and other research and development costs), determined in accordance with generally acceptable accounting principles; (b) treasury stock; (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock; (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with business conducted by the relevant corporation; (e) purchased intangibles; and (f) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Tenant last ended at the date of this Lease. Such tangible net worth shall be as reported by an independent certified public accountant according to generally accepted accounting principles.

      (iii) Tenant, and/or any subtenant on whose behalf Tenant requests such consent has not previously been cited or charged by any governmental authority for improper use, storage or discharge of any Hazardous Material and is not, and has not previously been involved, either as a potentially responsible party, or otherwise, in any remediation or clean-up of a release of Hazardous Material; provided, however, if Tenant's proposed subtenant is an entity whose shares are publicly traded, the subtenant explicitly assumes in writing the obligations of Tenant under this Paragraph 37 with respect to those Hazardous Materials used by such subtenant, on a joint and several basis, and the net worth of such proposed subtenant, as determined in accordance with generally acceptable account principles, is at least $50,000,000, then this subparagraph (iii) shall not be applicable.

      Upon seeking Landlord's consent, Tenant shall provide a complete list of all Hazardous Materials proposed to be permitted on the Premises, the maximum quantities to be used during any one-month period and a description of the means which will be used to handle, store and remove such materials from the Premises, Tenant shall obtain Landlord's consent before using any additional Hazardous Materials on the Premises not included in Tenant's most recent list, and shall provide written certification to Landlord at least once during any twelve month period of the term, and at any time within five business days of Landlord's request, but not more often than four times during each twelve month period of the continued accuracy of Tenant's prior disclosures with respect to the Hazardous Materials then being used on the Premises. Tenant at its sole cost shall strictly comply with all Laws relating to the Use by Tenant or its Agents of Hazardous Materials. Landlord and its Agents may, from time to time, and without prior notice to Tenant, inspect the Premises for the purposes of confirming the presence of Hazardous Materials thereon and the means and methods then being used to handle and dispose of such materials, but Landlord shall not have an obligation so to do. The costs of inspections by Landlord's consultants shall be paid by Tenant as an Operating Expense, and if, as a result of any such inspection, or otherwise, Landlord determines that any certification by Tenant is inaccurate, then, promptly following Landlord's request, Tenant shall cause the proper legal removal from the Premises of Hazardous Materials not previously disclosed and opposed by Landlord, and shall cease all use or processes for which Landlord has not previously given its consent. If the Use of Hazardous Materials on the Premises caused by Tenant or its Agents results in contamination of the Premises or any soil or groundwater in, under or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to remediate such contamination and otherwise to comply with the requirement of any governmental agency or other authority having jurisdiction over the Premises. Tenant shall defend, hold harmless and indemnify Landlord and its Agents and employees with respect to (i) all claims, damages (including consequential damages such as those which may result from Landlord's inability to obtain financing for the Building), costs (including attorneys' fees) and liabilities arising out of or in connection with the Use of any Hazardous Material in or about the Premises by Tenant or its Agents, and (ii) any disposal or release of any Hazardous Material on or under the Building emanating from those portions of the Premises which Tenant has exclusive control occurring after the date possession of the Premises, or the portion where such Material is disposed or released, is delivered to Tenant and prior to the termination of this Lease, and that is not the result of the negligence or willful misconduct of Landlord or its Agents. In the event of any dispute between Landlord and Tenant concerning Tenant's indemnification and defense obligations under this Paragraph 37.B. for so long as Tenant uses the Premises solely for general office purposes, Landlord shall have the burden of showing by the preponderance of the evidence that the Use of any Hazardous Material was caused buy Tenant or its Agents. If the Premises has been used other than general office purposes by Tenant or its Agents, then Tenant shall bear the burden of showing by the same burden of proof that neither it nor any of its Agents caused the contamination of the Premises or any such soil or groundwater or such claims, damages or liabilities.

C. Compliance. Tenant, at its sole cost, shall strictly comply with all Laws relating to the Use by Tenant of Hazardous Materials. If the presence of Hazardous Materials on the Premises caused by Tenant or its Agents results in contamination of the Premises or any soil or groundwater in, under or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to remediate such contamination and otherwise to comply with the requirements of any governmental agency or other authority having jurisdiction over the Premises. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of a Hazardous Material on the Premises by Tenant or its Agents, including any so-called state, federal or local "super fund" lien related to the "clean-up" of a Hazardous Material in or about the Premises. Tenant shall promptly, following Tenant's becoming aware of the same, notify Landlord of any injury, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning a Hazardous Material. If Landlord reasonably believes that Tenant has violated the provisions of this Paragraph 37 and, if following notice by Landlord to Tenant, Tenant has failed to correct such violation in a timely manner, Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether Hazardous Materials are being used, stored and disposed of in an appropriate manner. If Tenant has violated any Law or covenant in this Lease regarding the Use of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's Use of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

D. Assignment and Subletting. In evaluating a proposed Transfer and the prospective transferee in accordance with Paragraph 25, Landlord may take into account the proposed transferee's history of compliance with Laws regulating Hazardous Materials.

E. Notice. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Law regulating Hazardous Materials. At any time during the Lease Term, Tenant shall, within five
      (5) days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Premises, the Use of which requires Tenant to make written reports to any governmental agency under any Law regulating Hazardous Materials which disclosure by Tenant shall state the nature of such Use.

F. Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises and from the groundwater under the Premises which Tenant introduced to the Premises to the extent required by Law or to that level that a prudent owner would do on its own account (taking into account cost, legal requirements, anticipated changes in legal requirements and potential threat to groundwater), with disputes settled by binding arbitration under the Commercial Rules of the American Arbitration Association. Tenant shall indemnify and hold Landlord harmless from all claims, liabilities, expenses (including attorneys' fees and investigation costs) penalties, fines, response costs and damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises, including damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Materials disposed of by Tenant in or around the Premises. Upon the expiration or earlier termination of the Lease, Landlord, at its option, may through outside consultants, perform an exit environmental site assessment of the Premises, the cost of which would be paid by Tenant if (i) Tenant has not increased the intensity of use of Hazardous Materials over the Lease Term but there is contamination at the Premises caused by Tenant, or (ii) Tenant (or a subtenant) has increased the intensity of use of Hazardous Materials over the Lease Term at the Premises. The foregoing notwithstanding, Tenant's payment of such assessment shall be limited to $10,000, as adjusted pursuant to Paragraph 41, unless such assessment indicates that Tenant has caused such contamination.

G. Landlord's Obligations. Landlord represents and warrants that, without independent investigation, it has no knowledge of any Hazardous Materials present in, on or under the Premises other than as described in those reports described in Exhibit "D" (the "Existing Hazardous Material Condition"). Landlord, at its sole cost, shall comply with all Laws (including the federal law known as "CERCLA" and its California counterpart) which impose liability or responsibility upon either

      Landlord or Tenant to investigate, remediate or otherwise take any action with respect to the following: (i) the Existing Hazardous Material Condition; and (ii) compliance with all Laws regulating Hazardous Materials affecting the Premises to the extent that Landlord is legally obligated to do so by such Laws and such compliance is not made the responsibility of Tenant pursuant to Paragraph 37.B, 37.C, and 37.F. Landlord shall indemnify, defend and hold Tenant and its Agents harmless from and against all liabilities, claims, penalties, fines, response costs, and other expenses (including reasonable attorneys' fees) which result from Landlord's failure to perform the obligation stated in the immediately preceding sentence.

38. Approvals. Whenever this Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment shall not be unreasonably withheld or delayed.

39. Reasonable Expenditures. Any expenditure by a party provided or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

40. Right to Perform Other Party's Covenants. If either party shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, and such failure shall continue for thirty (30) days following notice to the other party and, in the case of Landlord, to Landlord's Lender(s), of such failure (unless the nature of the obligation is such that it cannot be completed within thirty (30) days, in which event the defaulting party need only commence performance within the thirty (30) day period and thereafter diligently complete the same), the other party may, but shall not be obligated to and without waiving or releasing such party from any obligation of such party under this Lease, make such payment or perform such other act to the extent the other party may deem desirable, and in connection therewith pay expenses and employ counsel. Notwithstanding the above, in the event such failure to perform shall create any unsafe or other emergency condition, the other party may take such actions as it deems reasonably necessary for protection of person and property in and about the Premises and shall promptly thereafter notify the other party of such actions. All sums so paid by the other party and all penalties, interest and costs in connection therewith shall be due and payable by the defaulting party on the next day after any such payment by the other party, together with interest at the Agreed Interest Rate from such date to the date of payment thereof by the defaulting party to the other party. All such sums owed by Tenant to Landlord under this Paragraph 40 shall be deemed Additional Rent.

41. CPI Adjustment. Where provisions of this Lease specify dollar amounts and state that they are to be adjusted pursuant to this Paragraph (e.g., Paragraph 13.B(i) and 31.B), at the time such provisions are applied during the Lease Term the amount in question shall be adjusted to that amount which is equal to the product obtained by multiplying (i) the amount originally specified in the provision in question as of the Effective Date, by (ii) a fraction the numerator of which is the Consumer Price Index published immediately preceding the date upon which such provision is to be applied and the denominator of which is the Consumer Price Index published immediately preceding the Effective Date.

42. Integration and Amendments. Except as expressly provided herein, Tenant acknowledges that neither the Landlord nor Landlord's Agent has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreement, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease, together with all Exhibits hereto, constitutes the entire understanding between the parties regarding Tenant's lease of the Premises and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in writing signed by both Landlord and Tenant.

43. Memorandum of Lease. Concurrently with the execution hereof, the parties shall execute, acknowledge and record a Memorandum of Lease referencing Tenant's options to extend the term in a form approved by Landlord and Tenant.

44. Non-Discrimination. Tenant covenants for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origins, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenant, subtenants, vendees in the Premises.

45. Brokerage Commissions. Each party hereto represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, other than Cooper/Brandy Commercial Real Estate and Steven L. Meckfessel (collectively "Brokers"), or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease other than to Brokers. Landlord shall pay any applicable commission to Brokers in accordance with separate agreement between Landlord and Brokers.

IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below.

TENANT:                             LANDLORD:

ASK COMPUTER SYSTEMS, INC.          ALAMEDA REAL ESTATE INVESTMENTS,
a Delaware corporation              a California limited partnership

By: /s/  Scott Neely                By:  Vintage Properties - Alameda Commercial
Its: VP & General Counsel                a California corporation
                                         Managing General Partner

By:  __________________________     By:  /s/ Joseph R. Seiger

Its: __________________________     Its: President

Date of Execution                   Date of Execution
by Tenant:  June 26, 1992           By Landlord: 6/26/92

                                    EXHIBIT A

                                ----------------

                           1001 MARINA VILLAGE PARKWAY

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                                   PAGE 1 OF 4


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                                    EXHIBIT A

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                                   (CONTINUED)

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                                    EXHIBIT A

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                                   (CONTINUED)

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                                    EXHIBIT A

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                                   (CONTINUED)

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

                                    EXHIBIT B

                                ----------------

                       EXHIBIT "B" INTENTIONALLY OMITTED.

                                    EXHIBIT C

                                ----------------

                               OUTLINE OF PROJECT

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

                                      LEASE

                                 BY AND BETWEEN

                        ALAMEDA REAL ESTATE INVESTMENTS,

                        a California limited partnership

                                       AND

                           ASK COMPUTER SYSTEMS, INC.,

                            a California corporation

                           1001 Marina Village Parkway

                               Alameda, California

                                    EXHIBIT A

                                    EXHIBIT D

                                ----------------

                      EXISTING HAZARDOUS MATERIAL CONDITION

ENVIRONMENTAL-REPORTS;

A. "Preliminary Site Environmental Review, Portions of Marina Village, Alameda, California" prepared by Woodward Clyde Consultants, March 1987.

B. "Toxic Hazardous Assessment Marina Village Development, Alameda, California" prepared by Applied Geosciences, Inc., December 1987.

C. 'Toxic Hazard Assessment, Phase 11 Field Investigation, Marina Village Development, Alameda, California" prepared by Applied Geosciences, Inc., February 1, 1988.

      Incorporated into the above Toxic Hazardous Assessment for Select Portions of the Marina Village Development, Alameda, California - Draft Report" prepared by Applied Geosciences Inc., February 26, 1988.

D. "Investigation of Field Area South of Powerhouse, Marina Village, April 25, 1988" prepared by Levine-Fricke.

E. "Removal of Petroleum Affected Soils from the Field Area South of the Powerhouse, Alameda Marina Village, Alameda, California" prepared by Levine-Fricke, October 5, 1988.

F. "Investigation of Northwest Area, Marina Village, Alameda, California" prepared by Levine-Fricke, October 6, 1988.

G. "Phase I Environmental Assessment Report, Vintage Properties/Alameda Commercial, Alameda, California", prepared by Levine-Fricke, February 16, 1989.

H. "Continued Monitoring and Proposed Remedial Measure in Northwest Study Area dated June 26, 1989", prepared by Levine-Fricke (Primary Report).

      Supplemental to Primary Report: "Continued Soil and GTuvurid-Water Investigation of Parcel 5 and Implementation of a Ground-Water Monitoring Program and Proposed Remedial 'Measures in the Northwest Study Area, Marina Village, Alameda, California" prepared by Levine-Fricke, June 6, 1989.

I. "Results of Soil Investigation, Parcel 2, Northwest Study Area", prepared by Levine-Fricke, dated November 27, 1989.

J. "Results of 3rd Round of Ground Water Sampling, Northwest Area" prepared by Levine Fricke, April 13, 1990.

                                 AMENDMENT NO. 1

                                       TO

                           MARINA VILLAGE OFFICE LEASE
                          (1001 MARINA VILLAGE PARKWAY)

THIS AMENDMENT NO. 1 is made and entered into as of July 31, 1993, by and between THE ASK GROUP, INC., a Delaware corporation, as successor-in-interest to ASK Computer Systems, Inc., ("Tenant") and ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership ("Landlord").

Landlord and Tenant have entered into that certain Marina Village Lease dated June 25, 1992 (the "Lease") with respect to certain premises located within 1001 Marina Village Parkway, Alameda, California. Unless otherwise defined, all capitalized terms used on this Amendment shall have the same meanings as set forth in the Lease. Landlord and Tenant desire to amend the Lease as hereinafter provided and, accordingly, Landlord and Tenant hereby agree as follows:

1. Amendment of Paragraph 2.B. Paragraph 2.B. of the Lease is hereby amended as of August 1, 1993 to read as follows:

      B. Approximately 67,581 square feet of Rentable Area (as defined in Paragraph 3.B. (xii)) as shown on Exhibit A-1 hereto, subject to adjustment under Paragraph 2.D., and located within that building (the "Building") known as 1001 Marina Village Parkway, constructed on a portion of that certain real property described as Lot 2 of Parcel May 5434 recorded February 23, 1989 in Map Book 182, Pages 56-59, Alameda County Records (the "Parcel").

2. Amendment of Paragraph 2.D. Paragraph 2.D. is hereby amended as of August 1, 1993 to read as follows:

      D. Landlord and Tenant acknowledge and agree that approximately 4,247 square feet of Rentable Area known as Suite 401 in the Building which was previously leased to another tenant is being delivered by Landlord to Tenant as of July 1, 1993 as evidenced by the terms of Amendment No. 1 to the Lease. Tenant has elected to defer Landlord's obligation to construct certain renovation improvements within such space known as Suite 401 (as specified below) until a later date within the Lease Term. Landlord and Tenant agree that notwithstanding anything to the contrary in this Lease, Tenant's obligation to pay Base Monthly Rent, Operating Expenses and property Taxes allocable to such space known as Suite 401 shall be abated during the construction of renovation improvements until two weeks after the date of such future delivery of the space known as Suite 401 to Tenant.

            At such time as Landlord delivers possession to Tenant all or any portion of the approximately 5,660 square feet of space remaining in the Building currently leased to other tenants, the space delivered to Tenant shall, by means of an amendment to this Lease, be added to and become a part of the Premises, and the Base Monthly Rent and Tenant's Percentage Share (as such terms are hereinafter defined) shall be increased to reflect the addition of such space to the Premises. Notwithstanding anything to the contrary in this Lease, Tenant's obligation to pay Base Monthly Rent, Operating Expenses, Property Taxes allocable to the portion of the Premises so delivered shall not commence until two weeks after the date of delivery. Prior to delivery of such space, or any portion thereof, Landlord shall construct certain renovation improvements within the space in accordance with a mutually agreed upon space plan, with Landlord's standard office finishes and in a manner similar to the Premises.

3. Amendment of Paragraph 3.B. (xiv). Paragraph 3.B.(xiv) of the Lease is hereby amended to read as follows:

      (xiv) The term "Tenant's Percentage Share" shall mean the Rentable Area of the Premises divided by the total Rentable Area of the Building, which shall be deemed to be 92.27% as of August 1, 1993, subject to further adjustment under subparagraph 2.D. above.

3. Ratification. Landlord and Tenant hereby ratify and confirm all of the terms of the Lease as modified by paragraphs 1 through 3 above.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

TENANT:                                       LANDLORD:

THE ASK GROUP, INC.                           ALAMEDA REAL ESTATE INVESTMENTS
a Delaware corporation                        a California limited partnership

By:   /s/ Richard C. Yonker                   By:  /s/  Joseph E. McVeigh
      Vice President                               Vice President
      Finance & Information Services
      The ASK Group

                                   EXHIBIT A-1

                                 ---------------

                           1001 MARINA VILLAGE PARKWAY

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

                                   EXHIBIT A-1

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                           1001 MARINA VILLAGE PARKWAY

                                   (CONTINUED)

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                                   PAGE 2 OF 4

                                   EXHIBIT A-1

                                 ---------------

                           1001 MARINA VILLAGE PARKWAY

                                   (CONTINUED)

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                                   PAGE 3 OF 4

                                   EXHIBIT A-1

                                 ---------------

                           1001 MARINA VILLAGE PARKWAY

                                   (CONTINUED)

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

                                 AMENDMENT NO. 2

                                       TO

                           MARINA VILLAGE OFFICE LEASE

                          (1001 MARINA VILLAGE PARKWAY)

THIS AMENDMENT NO. 2 is made and entered into as of November 30, 1993 by and between THE ASK GROUP, INC., a Delaware corporation, as successor-in-interest to ASK Computer Systems, Inc., ("Tenant") and ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership ("Landlord").

Landlord and Tenant have entered into that certain Marina Village Lease dated June 25, 1992, as amended, (the "Lease") with respect to certain premises located within 1001 Marina Village Parkway, Alameda, California. Unless otherwise defined, all capitalized terms used on this Amendment shall have the same meanings as set forth in the Lease. Landlord and Tenant desire to amend the Lease as hereinafter provided and, accordingly, Landlord and Tenant hereby agree as follows:

1. Amendment of Paragraph 2.B. Paragraph 2.B. of the Lease is hereby amended as of December 1, 1993 to read as follows:

      B. Approximately 71,440 square feet of Rentable Area (as defined in Paragraph 3.B.(xii)) as shown on Exhibit A-2 hereto, subject to adjustment under Paragraph 2.D., and located within that building (the "Building") known as 1001 Marina Village Parkway, constructed on a portion of that certain real property described as Lot 2 of Parcel May 5434 recorded February 23, 1989 in Map Book 182, Pages 56-59, Alameda County Records (the "Parcel").

2. Amendment of Paragraph 2.D. Paragraph 2.D. is hereby amended as of December 1, 1993 to read as follows:

      D. Landlord and Tenant acknowledge and agree that approximately 4,247 square feet of Rentable Area known as Suite 401 and approximately 3,859 square feet of Rentable Area known as Suite 400, each of which was previously leased to another tenant, have been or are being delivered from Landlord to Tenant as of August 1, 1993 and December 1, 1993, respectively. Tenant has elected to defer Landlord's obligations to construct certain renovation improvements with each such space known as Suite 401 and Suite 400 (as specified below) until a later date within the Lease Term. Landlord and Tenant agree that notwithstanding anything to the contrary in this Lease, Tenant's obligations to pay Base Monthly Rent, Operating Expenses and Property Taxes allocable to such spaces known as Suite 401 and Suite 400 shall be abated during the construction of Landlord's renovation improvements and until two weeks after the date of such future delivery of each space to Tenant.

            At such time as Landlord delivers possession to Tenant all or any portion of the approximately 1,801 square feet of space remaining in the Building currently leased to a third party tenant (Transamerica Financial), such space delivered to Tenant shall, by means of an amendment to this Lease, be added to and become a part of the Premises, and the Base Monthly Rent and Tenant's Percentage Share (as such terms are hereinafter defined) shall be increased to reflect the addition of such space to the Premises. Notwithstanding anything to the contrary in this Lease, Tenant's obligations to pay Base Monthly Rent, Operating Expenses, Property Taxes allocable to the portion of the Premises so delivered shall not commence until two weeks after the date of delivery. Prior to delivery of such space, or any portion thereof, Landlord shall construct certain renovation improvements within the space or portion to be delivered in accordance with a mutually agreed upon space plan, with Landlord's standard office finishes and in a manner similar to the Premises.

3. Amendment of Paragraph 3.B. (xiv). Paragraph 3.B.(xiv) of the Lease is hereby amended to read as follows:

      (xiv) The term "Tenant's Percentage Share" shall mean the Rentable Area of the Premises divided by the total Rentable Area of the Building, which shall be deemed to be 97.54% as of December 1, 1993, subject to further adjustment under subparagraph 2.D. above.

4. Ratification. Landlord and Tenant hereby ratify and confirm all of the terms of the Lease as modified by paragraphs 1 through 3 above.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

TENANT:                             LANDLORD:

ASK COMPUTER SYSTEMS, INC.          ALAMEDA REAL ESTATE INVESTMENTS,
a Delaware corporation              a California limited partnership

                                    By:  Vintage Properties - Alameda Commercial
                                         a California corporation
                                         Managing General Partner

By:   /s/  SCOTT C. NEELY           By:   /s/  JOSEPH R. SEIGER
Its:  SCOTT C. NEELY                Its:  President
      VICE PRESIDENT &
       GENERAL COUNSEL
       THE ASK GROUP, INC.

                                  EXHIBIT A-2

                          1001 MARINA VILLAGE PARKWAY

                          [FLOOR PLAN MARINA VILLAGE]

                                   EXHIBIT A-2

                              -------------------

                           1001 MARINA VILLAGE PARKWAY

                                   (CONTINUED)

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                                   PAGE 2 OF 4

                                   EXHIBIT A-2

                              -------------------

                           1001 MARINA VILLAGE PARKWAY

                                   (CONTINUED)

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                                   PAGE 3 OF 4

                                   EXHIBIT A-2

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                           1001 MARINA VILLAGE PARKWAY

                                   (CONTINUED)

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

The following language is hereby added to paragraph 10.B of the Lease, to read as follows:

B. In addition, Landlord shall, subject to reimbursement for the cost thereof as an Operating Expense, keep and maintain in good order, condition and repair those portions of the Premises and the Common Areas consisting of windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, partitions and all plumbing, electrical, gas, water, telephone and other cabling, lighting, heating, air conditioning and ventilation facilities, equipment and systems within the Premises and within the Building serving the Premises.

A new subparagraph B. (iv) is hereby added to Section 10 of the Lease, to read as follows:

(iv) Landlord shall provide customary property management services for the Premises, including arranging for janitorial service, elevator maintenance, lighting replacement, restroom supplies, window washing with reasonable frequency and security guards and services during the times and in the manner that such services are customarily furnished in comparable office buildings in the Oakland/Alameda area. In addition, Landlord shall serve as Tenant's representative in arranging directly with Tenant's subtenants in responding to requests for repairs and services customarily provided by Landlords of similar premises. All direct out-of-pocket costs incurred by Landlord in connection with the furnishing of services and supplies in accordance with this paragraph, but excluding any additional administrative costs or management fees, shall be reimbursed by Tenant to Landlord as Operating Expenses. As part of Landlord's property management services for the Premises and in the event all or any portion of the Premises are effectively subleased by Tenant to a subtenant, then Landlord shall bill each such subtenant based on its proportionate share of the Operating Expenses pursuant to the terms of its sublease. All monies collected by Landlord from subtenant(s) shall be transferred, on a monthly basis and in a manner mutually agreed upon, to Tenant. Landlord shall provide detailed billings to Tenant and any subtenants of such subtenants share of Operating Expenses, with supporting backup documentation, as necessary. At Tenant's option, Landlord shall also collect monthly base rent from Tenant's subtenant(s) as set forth in its sublease and transfer same, on a monthly basis, to Tenant.

4. Substitution of Computer Associates International, Inc., As Tenant. In consideration of the execution and delivery of this Amendment by Landlord, CAI as the sole shareholder of ASK, is hereby substituted for ASK, as the Tenant under the Lease.

5. Effective Date of Amendment. The effective date of the terms of the Lease shall be January 1, 1995.

6. Ratification. Landlord and Tenant hereby ratify and confirm all of the terms of the Lease as modified in paragraph 1 through 4 above. All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first set forth above.

ASK:                                  LANDLORD:

THE ASK GROUP, INC.,                  ALAMEDA REAL ESTATE INVESTMENTS,
a Delaware corporation                a California limited partnership

                                      By:     Vintage Properties-Alameda
                                                Commercial
                                              a California corporation, Managing
By:    /s/ Scott Neely                        General Partner

Title: Vice Pres.                     By:     /s/ Joseph R. Seiger

CAI:                                  Title:  President


COMPUTER ASSOCIATES INTERNATIONAL, INC.
a Delaware corporation

By:    /s/  Abraham Pomanski

Title: Sr. Vice President

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                                    EXHIBIT B

AMORTIZATION SCHEDULE                                       MONTHLY PAYMENTS

PRINCIPAL AMOUNT                                            $126,467.00
INT RATE/YR (WHOLE NUMBERS)                                           9
PAYMENT AMOUNT                                              $  3,147.14
NUMBER OF PAYMENTS                                                   48
STARTING DATE..........................   YEAR                     1996
                                          MONTH                       2
                                          DAY                         1

================================================================================
      #     DATE  ANN. INT.   PAYMENT        INTEREST    PRINCIPAL   BALANCE
================================================================================
      1     Feb-96            $3,147.14      $948.50     $2,198.64   $124,268.36
      2     Mar-96            $3,147.14      $932.01     $2,215.13   $122,053.24
      3     Apr-96            $3,147.14      $915.40     $2,231.74   $119,821.49
      4     May-96            $3,147.14      $898.66     $2,248.48   $117,573.02
      5     Jun-96            $3,147.14      $881.80     $2,265.34   $115,307.67
      6     Jul-96            $3,147.14      $864.81     $2,282.33   $113,025.34
      7     Aug-96            $3,147.14      $847.69     $2,299.45   $110,725.89
      8     Sep-96            $3,147.14      $830.44     $2,316.70   $108,409.20
      9     Oct-96            $3,147.14      $813.07     $2,334.07   $106,075.12
      10    Nov-96            $3,147.14      $795.56     $2,351.58   $103,723.55
      11    Dec-96            $3,147.14      $777.93     $2,369.21   $101,354.33
      12    Jan-97            $3,147.14      $760.16     $2,386.98   $ 98,967.35
      13    Feb-97            $3,147.14      $742.26     $2,404.88   $ 96,562.47
      14    Mar-97            $3,147.14      $724.22     $2,422.92   $ 94,139.55
      15    Apr-97            $3,147.14      $706.05     $2,441.09   $ 91,698.45
      16    May-97            $3,147.14      $687.74     $2,459.40   $ 89,239.05
      17    Jun-97            $3,147.14      $669.29     $2,477.85   $ 86,761.20
      18    Jul-97            $3,147.14      $650.71     $2,496.43   $ 84,264.77
      19    Aug-97            $3,147.14      $631.99     $2,515.15   $ 81,749.62
      20    Sep-97            $3,147.14      $613.12     $2,534.02   $ 79,215.60
      21    Oct-97            $3,147.14      $594.12     $2,553.02   $ 76,662.58
      22    Nov-97            $3,147.14      $574.97     $2,572.17   $ 74,090.41
      23    Dec-97            $3,147.14      $555.68     $2,591.46   $ 71,498.94
      24    Jan-98            $3,147.14      $536.24     $2,610.90   $ 68,888.05
      25    Feb-98            $3,147.14      $516.66     $2,630.48   $ 66,257.57
      26    Mar-98            $3,147.14      $496.93     $2,650.21   $ 63,607.36
      27    Apr-98            $3,147.14      $477.06     $2,670.08   $ 60,937.27
      28    May-98            $3,147.14      $457.03     $2,690.11   $ 58,247.16
      29    Jun-98            $3,147.14      $436.85     $2,710.29   $ 55,536.88
      30    Jul-98            $3,147.14      $416.53     $2,730.61   $ 52,806.26
      31    Aug-98            $3,147.14      $396.05     $2,751.09   $ 50,055.17
      32    Sep-98            $3,147.14      $375.41     $2,771.73   $ 47,283.44
      33    Oct-98            $3,147.14      $354.63     $2,792.51   $ 44,490.93
      34    Nov-98            $3,147.14      $333.68     $2,813.46   $ 41,677.47
      35    Dec-98            $3,147.14      $312.58     $2,834.56   $ 38,842.91
      36    Jan-99            $3,147.14      $291.32     $2,855.82   $ 35,987.10
      37    Feb-99            $3,147.14      $269.90     $2,877.24   $ 33,109.86
      38    Mar-99            $3,147.14      $248.32     $2,898.82   $ 30,211.04

                                    EXHIBIT C
                                   PAGE 1 OF 2

      39    Apr-99            $3,147.14      $226.58     $2,920.56   $ 27,290.49
      40    May-99            $3,147.14      $204.68     $2,942.46   $ 24,348.02
      41    Jun-99            $3,147.14      $182.61     $2,964.53   $ 21,383.49
      42    Jul-99            $3,147.14      $160.38     $2,986.76   $ 18,396.73
      43    Aug-99            $3,147.14      $137.98     $3,009.16   $ 15,387.57
      44    Sep-99            $3,147.14      $115.41     $3,031.73   $ 12,355.83
      45    Oct-99            $3,147.14      $ 92.67     $3,054.47   $  9,301.36
      46    Nov-99            $3,147.14      $ 69.76     $3,077.38   $  6,223.98
      47    Dec-99            $3,147.14      $ 46.68     $3,100.46   $  3,123.52
      48    Jan-00            $3,146.95      $ 23.43     $3,123.52        ($0.00)
--------------------------------------------------------------------------------
                            $151,062.53   $24,595.53   $126,467.00

                                    EXHIBIT C

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT

      THIS FIRST AMENDMENT (the "First Amendment") entered into this day of March, 1996, between COMPUTER ASSOCIATES INTERNATIONAL, IN-C. (hereinafter called "Sublandlord") and WINK COMMUNICATIONS, INC. (hereinafter called "Subtenant") hereby amends and modifies the Sublease Agreement entered into between Sublandlord and Subtenant dated November 28, 1995, (hereinafter called the "Sublease"). Capitalized terms used herein shall have the same meaning assigned to such terms in the Sublease, unless otherwise defined herein.

                               W I T N E S S E T H

WHEREAS, Subtenant wishes to expand the Premises to include the entire second floor of the Building; and

WHEREAS, Sublandlord wishes to sublet the entire second floor of the Building to Subtenant in addition to the existing Premises.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows, which shall become effective as of April 1, 1996 (the "Effective Date"):

      1. Subsection 1.1 (j) of the Sublease is hereby amended to read as follows:

(j) Premises:     17,377 Rentable Square Feet comprising the entire
                  first floor and 20,247 Rentable Square Feet comprising the entire second floor.

      2. Subsection 1.1(m) of the Sublease is hereby amended to add the following as Base Rent for the 2nd floor, which is to be paid in addition to the Base Rent set forth in the Sublease:

(m) Base Rent:

                    Annual Rent
                    Per Rentable
Yearly Periods      Square Foot      Monthly Base Rent       Annual Base Rent
--------------      ------------     ----------------        ----------------
4/1/96-7/31/96        $11.02           $ 18,593.49             N/A
4/1/96-1/31/97        $15.45           $ 26,068.01             N/A
2/1/97-1/31/98        $18.60           $ 31,382.85             $376,594.20
2/1/98-1/31/99        $19.20           $ 32,395.20             $388,742.40
2/1/99-1/31/00        $19.80           $ 33,407.55             $400,890.60

3. Subsection 1.1(p) of the Sublease is amended by deleting 1124.32%" therein and replacing that with "51.37%."

4. Subsection 1.1(s) of the Sublease is amended to read as follows:

(s) Brokers:      For Sublandlord:   BT commercial
                  For Subtenant:     Charles Campagnet
                                     Commercial Real Estate

5. In consideration of this expansion, Subtenant agrees to pay to Sublandlord an additional security deposit in the amount of $33,407.55 to be held by Sublandlord with the originally deposited security deposit in accordance with the terms of the Sublease.

6. The additional space is provided to Subtenant "AS IS" and any and all alterations or tenant improvements shall be at Subtenant's sole cost and expense, and shall be subject to prior approval of Sublandlord.

7. Subtenant shall have access to the additional space prior to the Effective Date hereof for the sole purpose of preparing the space for occupancy, provided that Subtenant provides Sublandlord with a certificate of insurance naming Sublandlord as an additional insured, and provided that Overlandlord's approval to this First Amendment is obtained prior to such access.

8. Provided Subtenant has first obtained the consent of Overlandlord and Sublandlord, as well as required governmental approvals, Subtenant may install an approved sign on the exterior of the Building at Subtenant's cost and expense. Subtenant shall be responsible for all costs of maintenance for the sign and costs of removal at expiration of the Sublease Term.

9. Subtenant may install an 18" digital broadcast satellite dish on top of the roof in the Building and wire same to the Premises; provided that (i) Subtenant has first obtained the consent of Overlandlord and any required governmental approvals, (ii) Subtenant shall be responsible for- all costs of installation, maintenance and repair, as well as removal of the dish upon expiration of the Sublease Term, and (iii) Subtenant shall be responsible for any damage caused to the roof or to others as a result of the installation of the dish, and Subtenant shall indemnify and hold Landlord harmless from any claims or losses resulting therefrom.

10. Subtenant may pull the cabling through the existing building conduit as required, provided that (i) Subtenant first obtains Overlandlord's consent, (ii) this act does not interfere with nor disturb any existing or future tenants in the Building, and (iii) Subtenant properly marks the cabling so that it can be identified easily.

11. The Sublease, as amended by this First Amendment, contains the entire agreement between the parties hereto and there are no agreements, warranties, or representations which are not set forth therein or herein. This First Amendment may not be modified or amended except by an instrument in writing duly executed by or on behalf of the parties hereto.

This Amendment is contingent upon SSB Realty Inc's (another subtenant of Sublandlord) rejection of its right of First Offer far the additional space. In the event that SSB Realty accepts the Right of First Offer, Sublandlord agrees to provide Subtenant with temporary space, for a period not to exceed two (2) months, at the same rent per square foot as set forth herein, and under the same terms and conditions hereof.


COMPUTER ASSOCIATES
INTERNATIONAL, INC.                             WINK COMMUNICATIONS, INC.

/s/ Abraham Pomanski                            /s/ Gary L. Hammer
    (SIGNATURE)                                     (SIGNATURE)

Abraham Pomanski                                Gary L. Hammer
      (NAME)                                          (NAME)

Sr Vice President                               VP, Business Development
      (TITLE)                                         (TITLE)

CONSENT OF OVERLANDLORD:

/s/ JOSEPH R. SEIGER
-------------------------------
ALAMEDA REAL ESTATE INVESTMENTS